Exhibit 8(d)(2)

                                                                      Final Copy

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                          FINANCIAL WARRANTY AGREEMENT

                                      among

                     MERRILL LYNCH PRINCIPAL PROTECTED TRUST

                          FUND ASSET MANAGEMENT, L.P.,
                              as investment adviser

                                       and

                            MAIN PLACE FUNDING, LLC,
                              as warranty provider

                          Dated as of November 1, 2002

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINITIONS..........................................................1

   Section 1.1. General Definitions............................................1

   Section 1.2. Generic Terms.................................................10

ARTICLE II AMOUNT AND TERMS OF THE FINANCIAL WARRANTY.........................10

   Section 2.1. The Financial Warranty........................................10

   Section 2.2. Procedure for Issuance and cancellation of remaining
                Financial Warranty Limit......................................10

   Section 2.3. Conditions Precedent to Effectiveness.........................10

   Section 2.4. Financial Warranty Fee........................................13

   Section 2.5. Aggregate Shortfall Amount; Adjustment to Protected
                Amount Per Share..............................................13

   Section 2.6. Certain Defined Terms.........................................14

ARTICLE III MANAGEMENT OF THE FUND............................................15

   Section 3.1. General.......................................................15

   Section 3.2. Restrictions on Investments...................................15

   Section 3.3. Allocation and Reallocation of Fund's Assets..................17

   Section 3.4. Reports; Access to Information................................19

   Section 3.5. Intent........................................................19

ARTICLE IV TRIGGER EVENTS.....................................................20

   Section 4.1. Trigger Events................................................20

   Section 4.2. Defeasance Portfolio..........................................23

ARTICLE V INDEMNIFICATION.....................................................24

   Section 5.1. Survival......................................................24

   Section 5.2. Indemnification...............................................24

   Section 5.3. Indemnification Procedure.....................................25

ARTICLE VI REPRESENTATIONS AND WARRANTIES.....................................26

   Section 6.1. Representations and Warranties of the Adviser.................26

   Section 6.2. Representations and Warranties of the Trust on behalf of the Fund...................................................28

   Section 6.3. Representations and Warranties of the Warranty Provider.......29

ARTICLE VII COVENANTS.........................................................30

   Section 7.1. Covenants of the Adviser......................................30

   Section 7.2. Covenants of the Trust on behalf of the Fund..................32

   Section 7.3. Covenants of the Warranty Provider............................34

ARTICLE VIII FURTHER AGREEMENTS...............................................34

   Section 8.1. Obligations Absolute..........................................34


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

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

   Section 8.2. Participations and Assignments................................35

   Section 8.3. Fund Liability................................................35

   Section 8.4. Limitation of Liability of the Warranty Provider..............35

   Section 8.5. Adviser Liability for Actions of Subadviser...................35

   Section 8.6. Fees and Expenses.............................................35

   Section 8.7. Alternative Delivery..........................................35

ARTICLE IX CONFIDENTIALITY....................................................36

   Section 9.1. Confidentiality Obligations of the Warranty Provider..........36

   Section 9.2. Trading Information and Other Information.....................36

   Section 9.3. Confidentiality Obligations of the Adviser and the Fund.......37

   Section 9.4. Copies of Fund Confidential Information.......................37

ARTICLE X TERMINATION.........................................................37

   Section 10.1. Termination..................................................37

ARTICLE XI MISCELLANEOUS......................................................38

   Section 11.1. Amendments and Waivers.......................................38

   Section 11.2. Notices......................................................39

   Section 11.3. No Waiver, Remedies and Severability.........................40

   Section 11.4. Payments.....................................................40

   Section 11.5. Governing Law................................................41

   Section 11.6. Submission to Jurisdiction, Waiver of Jury Trial.............41

   Section 11.7. Counterparts.................................................41

   Section 11.8. Paragraph Headings...........................................41

   Section 11.9. Reliance on Information......................................41

   Section 11.10. Time of the Essence.........................................41

   Section 11.11. No Third-Party Rights.......................................42

   Section 11.12. Further Assurances..........................................42

   Section 11.13. Entire Agreement............................................42

Exhibit A      Form of Financial Warranty
Exhibit B      Form of Bank of America Corporation Guarantee
Schedule 1     Form of Daily Report
Schedule 2     Cushion/Volatility Matrix
Annex A-1      Form of opinion of Shearman & Sterling
Annex A-2      Form of opinion of Simpson Thacher & Bartlett
Annex B        Form of opinion Clifford Chance US LLP


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

                          FINANCIAL WARRANTY AGREEMENT

      FINANCIAL WARRANTY AGREEMENT, dated as of November 1, 2002 (the "Agreement"), among MERRILL LYNCH PRINCIPAL PROTECTED TRUST, an open-end management investment company organized as a business trust under the laws of the State of Delaware (the "Trust"), on behalf of its series MERRILL LYNCH BASIC VALUE PRINCIPAL PROTECTED FUND (the "Fund"), FUND ASSET MANAGEMENT, L.P., a limited partnership organized under the laws of Delaware (the "Adviser"), and MAIN PLACE FUNDING, LLC (the "Warranty Provider"), a limited liability company formed under the laws of the State of Delaware and an indirect, wholly-owned subsidiary of Bank of America Corporation.

                              W I T N E S S E T H:

      WHEREAS, the Trust is an open-end, diversified, management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act");

      WHEREAS, the Trust on behalf of the Fund has requested the Warranty Provider, and the Warranty Provider has agreed, to issue a financial warranty in substantially the form of Exhibit A (such financial warranty being the "Financial Warranty") in the amount of up to $500 million in order to ensure that the Fund is able to redeem all of its outstanding shares on the Maturity Date (as defined herein) for an amount equal to the Aggregate Protected Amount;

      WHEREAS, Bank of America Corporation will guarantee the obligations of the Warranty Provider under the Financial Warranty subject to the terms set forth in this Agreement pursuant to a guarantee in substantially the form of Exhibit B; and

      WHEREAS, the parties hereto, among other things, desire to specify the conditions precedent to the issuance by the Warranty Provider of the Financial Warranty and the drawdown of the Aggregate Shortfall Amount (as defined herein), the payment of the Financial Warranty Fee (as defined herein) in respect of the Financial Warranty, and to provide for certain other matters related thereto.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1. General Definitions. The terms defined in this Article I shall have the meanings provided herein for all purposes of this Agreement, in both singular and plural form, as appropriate.

      "Act of Insolvency" means, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property; (ii) the appointment of a receiver, conservator, or manager for such party by any government agency or authority having the jurisdiction to do so; (iii) the commencement of any case or proceeding referred to in (i) above against such party, which (a) is consented to or not timely contested by such party, (b) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or
(c) is not dismissed within 72 hours; (iv) the making or offering by such party of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party of such party's inability to pay its debts or discharge its obligations as they become due or mature; or (vi) any governmental authority or agency or any person, agency or entity acting under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party.

      "Acts" means the Investment Company Act and the Securities Act.

      "Adjusted Discount Factor" has the meaning provided in Section 3.3(a).

      "Adverse Effect" means, (i) in respect of the Adviser, a material adverse effect upon (a) the ability of the Adviser to perform its obligations under this Agreement or any other Transaction Document to which it is a party, or (b) the rights of the Warranty Provider under the Transaction Documents, (ii) in respect of the Fund, a material adverse effect upon (a) the ability of the Trust on behalf of the Fund to perform its obligations under this Agreement or any other Transaction Document to which it is a party or (b) the rights of the Warranty Provider under the Transaction Documents and (iii) in respect of the Warranty Provider, a material adverse effect upon the ability of the Warranty Provider to perform its obligations under this Agreement or any other Transaction Document to which it is a party. An adverse effect on the binding nature, validity or enforceability of this Agreement shall constitute an Adverse Effect. The determination of whether a particular set of circumstances would reasonably be expected to have an Adverse Effect includes a determination of both the likelihood of the occurrence of such set of circumstances and the likelihood that such set of circumstances, if it were to occur, would result in an Adverse Effect.

      "Adviser" has the meaning provided in the preamble.

      "Adviser Conduct" has the meaning provided in Section 4.1(d).

      "Affiliate" means any Person directly or indirectly controlling or controlled by or under common control with such Person or any Subsidiary; provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      "Aggregate Excess" means the sum of the Excess Allocations with respect to all Eligible Equity Investments and Sectors.

      "Aggregate Market Value of the Equity Portfolio" means, at any time of determination, the sum of the Market Value of all securities, as reported by the Custodian to the Warranty Provider (or the Calculation Agent, as the case may be) in accordance with Sections 3.4(c) and 8.7, included in the Equity Portfolio as of the close of business on the immediately preceding Exchange Business Day.

      "Aggregate Protected Amount" has the meaning provided in Section 2.6(a).

      "Aggregate Shortfall Amount" has the meaning provided in Section 2.6(b).

      "Agreement" has the meaning provided in the preamble.

      "Bank Deposits" means any of the following having a maturity of not more than 180 days: demand and time deposits in, certificates of deposit of, and bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper or debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) have a credit rating of at least "P-1" by Moody's and at least "A-1" by S&P (or equivalent credit ratings if different rating categories are used), in the case of commercial paper and short-term obligations; provided that the issuer thereof must also have at the time of such investment a long-term credit rating of at least "Aa3" by Moody's or at least "AA" by S&P (or equivalent credit ratings if different rating categories are used).

      "BBID System" means the Brown Brothers  Information  Display System or any
equivalent   successor  system  acceptable  to  the  Warranty  Provider  in  its reasonable discretion.

      "Benchmark Yield Curve" means either USD LIBOR and USD Swap rates or U.S. dollar Treasury rates, any of such as determined by the Calculation Agent.

      "Business Day" means any day other than a day on which banks located in the City of New York, New York are required or authorized by law to close or on which the New York Stock Exchange and the NASDAQ National Market are closed for business.

      "Calculation Agent" means Banc of America Securities, LLC.

      "Cash" means legal tender of the United States.

      "Cash Equivalents" means Bank Deposits, Commercial Paper, Repurchase Agreements, and U.S. Government Securities (excluding U.S. Zeroes), having a remaining maturity of 180 days or less.

      "Class of Shares" means each class of shares of beneficial interest of the Fund designated pursuant to the Declaration of Trust.

      "Commercial Paper" means commercial paper having a credit rating of at least "P-1" by Moody's and at least "A-1" by S&P (or equivalent credit ratings if different rating categories are used), either bearing interest or sold at a discount from the face amount thereof, having a maturity of not more than 180 days from the date of issuance, and issued by either (x) a corporation incorporated under the laws of the United States of America or any state thereof, or (y) any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities; provided that the issuer thereof must also have at the time of such investment a long-term credit rating of at least "Aa3" by Moody's or at least "AA-" by S&P (or equivalent credit ratings if different rating categories are used).

      "Commission" means the United States Securities and Exchange Commission.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Corporate Bonds" means non-callable debt obligations of a corporation having a rating of at least "A-" by S&P or "A3" by Moody's (or equivalent credit ratings if different rating categories are used); provided that if both Moody's and S&P have issued a rating thereon, such rating shall be no less than "A-"/"A3" (or equivalent credit ratings if different rating categories are used).

      "Curative Steps" has the meaning provided in Section 4.1(b).

      "Cushion" has the meaning provided in Section 3.3(a).

      "Cushion/Volatility Matrix" has the meaning provided in Section 3.3(a).

      "Custodian" means Brown Brothers Harriman & Co. as Custodian pursuant to the Custodian Agreement or any successor custodian of the Fund's assets appointed by the Fund's Board of Trustees.

      "Custodian Agreement" means the Custodian Agreement, dated October 26, 2001, as amended with respect to the Trust on November 1, 2002, between the Custodian and the Trust on behalf of the Fund, as such contract may be amended from time to time or any agreement providing for the custody of the Fund's assets.

      "Daily  Report"  means a report  in the  form of the  sample  attached  as
Schedule 1 hereto.

      "Declaration of Trust" means the Trust's Declaration of Trust, dated as of July 15, 2002, as amended and in effect from time to time.

      "Defeasance Portfolio" has the meaning provided in Section 4.2(a).

      "Determination Notice" has the meaning provided in Section 4.1(d).

      "Early Close Exchange Business Day" has the meaning provided in Section 4.1(a).

      "Effective  Date"  means  the date on which  the  conditions  set forth in
Section 2.3(b) are satisfied.

      "Eligible Equity Investments" means common shares, preferred shares, convertible debt securities, depository receipts, rights and warrants of U.S. and non-U.S. issuers and any other equity or equity-type investments that the Fund may invest in pursuant to the Prospectus.

      "Eligible Fixed-Income Investments" means U.S. Government Securities, Cash, Cash Equivalents and Corporate Bonds.

      "Equity Portfolio" means the portion of the Fund's assets invested in Eligible Equity Investments at any time during the Protected Period, including Cash and Cash Equivalents deemed allocated to the Equity Portfolio pursuant to
Section 3.2(a)(iii).

      "Equity Portfolio Value" has the meaning provided in Section 3.3(b).

      "Equity Weighting Limit" means 6.5%.

      "Excess Allocation" means (i) with respect to any Eligible Equity Investment, the amount (if any) by which the Portfolio Weighting of such Eligible Equity Investment exceeds the Equity Weighting Limit and (ii) with respect to any Sector, one-half of the amount (if any) by which the Portfolio Weighting of such Sector exceeds the Sector Weighting Limit.

      "Excess Fees" has the meaning provided in Section 2.6(c).

      "Exchange Business Day" means any day other than a day on which both the New York Stock Exchange and the NASDAQ National Market are closed for business.

      "Expense Limitation Agreement" means the Expense Limitation Agreement, dated as of the date hereof, between the Adviser and the Trust on behalf of the Fund, pursuant to which the Adviser has agreed to limit Fund Fees and Expenses until the Maturity Date (excluding any Extraordinary Expenses).

      "Extended Cure Time" has the meaning provided in Section 4.1(a).

      "Extraordinary Expenses" means all Fund Fees and Expenses that are incurred or accrued by the Fund other than in its ordinary course of business.

      "Fee Payment Date" has the meaning provided in Section 2.4.

      "Financial Warranty" has the meaning provided in the recitals.

      "Financial Warranty Amount Limit" has the meaning provided in Section 2.1.

      "Financial Warranty Fee" has the meaning provided in Section 2.4.

      "Fixed-Income Portfolio" means the portion of the Fund's assets invested in Eligible Fixed-Income Investments at any time during the Protected Period, but excluding any Cash and Cash Equivalents deemed allocated to the Equity Portfolio pursuant to Section 3.2(a)(iii).

      "Fund" has the meaning provided in the preamble.

      "Fund  Confidential  Information"  has the  meaning  provided  in  Section
9.1(a).

      "Fund Fees and Expenses" means all fees, costs, charges and expenses incurred or accrued by the Fund, including, without limitation, management fees, distribution fees, service fees, the Financial Warranty Fees, Income Taxes, and any other expense whether or not incurred in the ordinary course of the Fund's business (including, without limitation, the cost of defending or prosecuting any claim or litigation to which the Fund is a party, together with any amount in judgment or settlement or indemnification expenses incurred by the Fund and any other non-recurring or non-operating expenses), but in all cases excluding any Investment Related Expenses.

      "Fund Parties" has the meaning provided in Section 5.2(c).

      "Fund Portfolio" has the meaning provided in Section 3.1.

      "Government Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government, including any self-regulatory organization.

      "Inception Date" means the second Business Day after the end of the Offering Period.

      "Income Taxes" means U.S. income or excise taxes that are calculated on the net income or undistributed net income of the Fund.

      "Ineligible Investments" means a security that is neither an Eligible Equity Investment nor an Eligible Fixed-Income Investment.

      "Indemnified Party" has the meaning provided in Section 5.3(a).

      "Indemnifying Party" has the meaning provided in Section 5.3(a).

      "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended.

      "Investment Company Act" has the meaning provided in the recitals.

      "Investment Management Agreement" means the Management Agreement, dated as of the date hereof, between the Trust on behalf of the Fund and the Adviser.

      "Investment Related Expenses" means interest, stamp, transfer or other similar taxes, brokerage commissions, transaction fees and other investment related costs.

      "Issued  Financial  Warranty  Amount" has the meaning  provided in Section
2.2.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, charge, lien or security interest (statutory or other) of any kind or nature whatsoever.

      "Litigation Event" means, with respect to the Adviser or the Fund, as applicable, the submission of any claim or the commencement of any proceedings by or against such party in any Federal, state or local court or before any governmental body or agency, or before any arbitrator, or the overt threat of any such proceedings, which would reasonably be expected to have an Adverse Effect in respect of such party.

      "Loans for Temporary or Emergency Purposes" means loans that are outstanding for not more than 60 days (and are not extended or renewed) in an aggregate amount not exceeding five percent of the value of the total assets of the Fund at the time the loans are borrowed, in conformity with Section 18(g) of the Investment Company Act.

      "Losses" has the meaning provided in Section 5.2(a).

      "Market Value" means the value of any security determined in accordance with the Fund's valuation procedures used to determine the value of its Net Assets; provided, however, that in the case of intraday valuation, Market Value shall be determined by the Calculation Agent based on current market prices, to the extent available (or if not available, based on the last quoted market price).

      "Maturity Date" means the date that is the seventh year anniversary of the Inception Date, but if that date is not an Exchange Business Day or is an Early Close Exchange Business Day, the Maturity Date shall be the first Exchange Business Day thereafter that is not an Early Close Exchange Business Day.

      "Maximum Equity Component" has the meaning given in Section 3.3(a).

      "Modified Duration" means, with respect to any Corporate Bond or U.S. Government Security, the quotient of (a) the weighted average term to maturity of the cash flows generated by such security divided by (b) the sum of (i) one plus (ii) the quotient of (A) the yield to maturity of such security divided by
(B) the number of interest payments on such security per year. For the purposes of this calculation, the number of interest payments on any non-interest bearing Corporate Bonds or U.S. Zeroes is assumed to be two per year. With respect to a portfolio of Eligible Fixed-Income Investments, Modified Duration means an amount equal to the average of the Modified Duration of each such Eligible Fixed-Income Investment, weighted on the basis of the Market Values thereof.

      "Moody's" means Moody's Investors Service, Inc.

      "NAV Per Share" has the meaning provided in Section 2.6(d).

      "Net Assets" means the Market Value of the total assets of the Fund minus its liabilities at the time of determination.

      "Notice" has the meaning provided in Section 5.3(a).

      "Objection Notice" has the meaning provided in Section 4.1(d).

      "Offering Period" means the initial period during which the Shares of the Fund will be offered for sale to investors as described in the Prospectus. The Offering Period may not be extended beyond November 15, 2002 without the prior written consent of the Warranty Provider.

      "Other Information" has the meaning provided in Section 9.1.

      "Permanent Defeasance Date" is the date on which a Permanent Defeasance Event occurs in accordance with Section 4.1(c).

      "Permanent Defeasance Event" has the meaning provided in Section 4.1(c).

      "Permitted Recipients" has the meaning provided in Section 9.2(a).

      "Person" means a natural person, partnership, corporation, business trust, joint stock company, trust, unincorporated association, limited liability company, joint venture, Government Authority or other entity of whatever nature.

      "Portfolio Requirements" has the meaning provided in Section 3.1.

      "Portfolio Weighting" means, with respect to any Eligible Equity Investment or Sector, the amount, expressed as a percentage of the Market Value of the Equity Portfolio Value, invested in such Eligible Equity Investment or such Sector, respectively.

      "Potential Trigger Event" means an event or circumstance which could, with the giving of notice, lapse of time, the issuing of a certificate and/or fulfillment of any other requirement provided for in the definition of "Trigger Event" become a Trigger Event.

      "Prospectus" means for any Class of Shares, the prospectus and statement of additional information pursuant to which the shares of such Class of Shares were offered for sale, as the same may be updated and in effect from time to time.

      "Protected Amount Per Share" has the meaning provided in Section 2.6(e).

      "Protected Period" means the period commencing on and including the Inception Date to and including the Maturity Date.

      "PV" has the meaning provided in Section 3.3(a).

      "PV Shortfall" with respect to each Class of Shares, means the Shares Outstanding for such Class of Shares multiplied by the difference of the NAV Per Share minus PV, if a negative number.

      "Registration Statement" has the meaning provided in Section 2.3(b)(v).

      "Regulatory Change" means with respect to the Adviser or the Fund, as the case may be, any change in any law, regulation or rule, or interpretation thereof, by a Governmental Authority with respect to any statute to which such party is subject (including, as applicable, the Investment Company Act and the Investment Advisers Act and federal banking laws) which has resulted in or would be reasonably expected to result in an Adverse Effect in respect of such party.

      "Regulatory Event" means with respect to the Adviser or the Fund, as the case may be, any governmental or regulatory action that limits, suspends, or terminates the rights, privileges or operation of such party, which has resulted in or would be reasonably expected to result in an Adverse Effect in respect of such party.

      "Representatives" has the meaning specified in Section 9.2(b).

      "Repurchase Agreements" means unleveraged repurchase obligations, with maturities of not more than seven (7) days, with respect to any U.S. Government Security entered into with a depository institution or trust company (acting as principal) that satisfies the criteria set forth in the definition of Bank Deposits or entered into with a broker-dealer (acting as principal) incorporated under the laws of the United States of America or any state thereof whose obligations are rated at least "P-1" by Moody's and at least "A-1" by S&P (or equivalent credit ratings if different rating categories are used), in the case of short-term obligations or, in the case of long-term obligations, at least "Aa2" by Moody's and at least "AA" by S&P (or equivalent credit ratings if different rating categories are used).

      "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing document of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Government Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Sector" means industry sectors determined using a third-party source for identifying sectors mutually agreed upon by the Warranty Provider, Adviser and Trust on behalf of the Fund.

      "Sector Weighting Limit" means 33%.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Service Agreement" means the Service Agreement, dated as of November 1, 2002, among the Custodian, the Adviser, the Trust on behalf of the Fund, and the Warranty Provider, as such agreement may be amended from time to time.

      "Shareholders" means the shareholders of the Fund.

      "Shares" means shares of beneficial interest of any class of the Fund.

      "Shares Outstanding" means on any day of determination, the number of issued and outstanding shares with respect to a Class of Shares, excluding any Shares issued in violation of Section 3.1.

      "Shortfall Amount" has the meaning provided in Section 2.6(f).

      "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc.

      "SPX" means the S&P 500 Index or other successor Index as determined by the Calculation Agent.

      "Subsidiary" means with respect to any Person, any corporation, association or other business entity of which securities representing 50% or more of the combined voting power of the total capital stock (or in the case of an association or other business entity which is not a corporation, 50% or more of the equity interest) is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

      "Termination Date" has the meaning provided in Section 10.1(a).

      "Total NAV" has the meaning provided in Section 2.6(g).

      "Trade Date" has the meaning provided in Section 3.4(c).

      "Trading Information" has the meaning provided in Section 9.1.

      "Transaction Documents" means this Agreement, the Financial Warranty, the Investment Management Agreement, the Custodian Agreement, the Service Agreement, the Expense Limitation Agreement, the Prospectus and the Registration Statement relating to each Class of Shares, as each may be amended, supplemented or otherwise modified from time to time.

      "Transition Date" means the Business Day after the end of the Offering Period.

      "Trigger Event" means each event set forth in Section 4.1(a).

      "Trust" has the meaning provided in the preamble.

      "U.S. Government Securities" means non-callable general obligations of (i) the United States Treasury backed by the full faith and credit of the United States of America or (ii) of any one of the following agencies of the Federal Government of the United States of America: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Federal Home Loan Bank, Resolution Funding Corporation, Financing Corporation and Tennessee Valley
Authority, excluding in the case of clause (ii) any such obligations that are rated less than "AAA" by S&P or less than "Aaa" by Moody's. U.S. Government Securities shall include Separate Trading of Registered Interest and Principal of Securities (STRIPS), Certificates of Accrual on Treasury Securities (CATS), Treasury Investment Growth Receipts (TIGRs), and Generic Treasury Receipts
(TRs).

      "U.S. Zeroes" means U.S. Government Securities that are non-interest bearing.

      "Volatility" means the amount, as determined by the Calculation Agent, equal to the product of (i) the square root of 252 and (ii) the standard deviation of the daily percentage change in the Market Value of the Equity Portfolio (adjusted for the effect of any daily redemption of Shares), computed using the most recent sixty such percentage changes.

      "Warranty Provider" has the meaning provided in the preamble.

      "Warranty Provider  Confidential  Information" has the meaning provided in
Section 9.3(a).

      "Warranty Provider Parties" has the meaning provided in Section 5.2(a).

      Section 1.2. Generic Terms. All words used herein shall be construed to be of such gender or number as the circumstances require. The words "herein," "hereby," "hereof" and "hereto," and words of similar import, refer to this Agreement in its entirety and not to any particular paragraph, clause or other subdivision, unless otherwise specified, and Section and Exhibit references are to this Agreement unless otherwise specified.

                                   ARTICLE II

                   AMOUNT AND TERMS OF THE FINANCIAL WARRANTY

      Section 2.1. The Financial Warranty. The Warranty Provider agrees to issue the Financial Warranty, subject to the conditions set forth herein, on the Inception Date, in an amount not to exceed $500 million (the "Financial Warranty Amount Limit"), which amount may be adjusted pursuant to Section 2.2 and Section 2.3(c)(vii) hereof.

      Section 2.2. Procedure for Issuance and cancellation of remaining Financial Warranty Limit. Not later than three Business Days prior to the last day of the Offering Period, the Trust on behalf of the Fund shall deliver to the Warranty Provider a notice specifying the expected Inception Date and the projected amount of the Financial Warranty (which shall be in the amount of the Aggregate Protected Amount as of the close of business on the Transition Date and shall not exceed the Financial Warranty Amount Limit). Prior to 11:00 a.m. (Eastern time) on the Inception Date, the Trust on behalf of the Fund shall deliver to the Warranty Provider a notice showing the following, in each case as of the close of business on the Transition Date: (i) the NAV Per Share for each Class of Shares, and (ii) the Shares Outstanding of each Class of Shares. The notice also shall certify that the conditions precedent in Sections 2.3(b)(i) through and including (vi) and 2.3(c) have been satisfied. Upon receipt of such notice and the fulfillment of the applicable conditions set forth in Section 2.3 hereof, the Warranty Provider will issue the Financial Warranty to the Trust on behalf of the Fund in the amount specified in the parenthetical in the first sentence of this Section 2.2 (the "Issued Financial Warranty Amount"). The Warranty Provider shall not incur any obligation or liability hereunder or under any transaction contemplated by any other Transaction Document during the Offering Period. Effective as of the date of the issuance of the Financial Warranty by the Warranty Provider in an amount equal to the Issued Financial Warranty Amount, the Financial Warranty Amount Limit available for the Protection Period shall be reduced to an amount equal to the Issued Financial Warranty Amount.

      Section  2.3.  Conditions  Precedent  to  Effectiveness.  (a) Section 8.6,
Section 9.1, Section 9.3 and Article V shall be effective immediately upon the execution of this Agreement.

            (b) Subject to Section 2.3(c), the effectiveness of all provisions of this Agreement (other than this Section 2.3(b), Section 8.6, Section 9.1,
Section 9.3 and Article V hereof) is subject to the satisfaction of the following conditions:

                  (i) Each Transaction Document (other than the Prospectus and Registration Statement) shall be duly authorized, executed and delivered by each of the parties thereto and be in full force and effect and executed counterparts of each such Transaction Document shall have been delivered to the Warranty Provider.

                  (ii) The Service Agreement shall provide that the Custodian will agree to (A) receive and comply with instructions from the Warranty Provider in accordance with Sections 4.1(c) and 4.2(a) and (B) provide to the Warranty Provider electronically in a format reasonably acceptable to the Warranty Provider the records and access to the BBID System required by Sections 3.4(c) and (d), respectively.

                  (iii) The Warranty Provider shall have received (A) a certificate of the Secretary or Assistant Secretary of the Adviser, dated as of the Effective Date, as to the incumbency and signature of the officers or other employees of the Adviser authorized to sign this Agreement and all other Transaction Documents to which the Adviser is a party, in each case on behalf of the Adviser and certifying that attached thereto are true, complete and correct copies of its constituent documents and resolutions duly adopted by the Adviser authorizing the execution and delivery of this Agreement and such other Transaction Documents, which resolutions have not been modified, amended or rescinded in any respect, are in full force and effect on the Effective Date and constitute the most recent resolutions of the Board of Directors of the Adviser relating to the transactions contemplated hereby and thereby, and (B) a good standing certificate from the Secretary of State of the State of Delaware regarding the Adviser.

                  (iv) The Warranty Provider shall have received (A) a certificate of the Secretary or Assistant Secretary of the Trust, dated as of the Effective Date, as to the incumbency and signature of the officers or other employees of the Trust authorized to sign this Agreement and the other Transaction Documents to which the Trust is a party, in each case on behalf of the Trust, and certifying that attached thereto are true, complete and correct copies of its resolutions duly adopted by the Board of Trustees of the Trust authorizing the execution and delivery of this Agreement and such other Transaction Documents, which resolutions have not been modified, amended or rescinded in any respect, are in full force and effect on the Effective Date and constitute the most recent resolutions of the Board of Trustees of the Trust relating to the transactions contemplated hereby and thereby, (B) a copy of the Declaration of Trust as amended and in effect on the Effective Date certified as of a recent date by the Secretary or Assistant Secretary of the Trust, and (C) a copy of the Certificate of Trust (including all amendments thereto) certified as of a recent date by the Secretary of State of the State of Delaware.

                  (v) The Warranty Provider shall have received a certificate of the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the Trust, dated as of the Effective Date, certifying that (A) the Trust's registration statement on Form N-1A with respect to each Class of Shares of the Fund (1) has been prepared by the Trust in material conformity with the requirements of the Acts and the rules and regulations of the Commission thereunder, and (2) has been filed with the Commission under the Acts, (B) the Registration Statement (or the most recent amendment thereto) has been declared effective by the Commission, (C) true and complete copies of such Registration Statement on Form N-1A as amended and in effect on the Effective Date are attached thereto (such registration statement, as it may be amended from time to time, the "Registration Statement"), excluding any exhibits thereto, (D) the Commission has not issued any order preventing or suspending the use of any prospectus relating to any Class of Shares and the Fund has not received any notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Registration Statement, (E) the Registration Statement and the Prospectus with respect to each Class of Shares of the Fund do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, that such certification shall not be required to address any information regarding the Warranty Provider that has been provided by the Warranty Provider in writing for inclusion in or to be incorporated by reference into the Registration Statement), and (F) the shares of each Class of Shares of the Fund conform in all material respects to the description thereof contained in the Registration Statement and Prospectus with respect to such Class of Shares.

                  (vi) The Warranty Provider shall have received (A) the opinion of Shearman & Sterling, counsel to the Fund and the Adviser, in the form attached hereto as Annex A-1 and (B) the opinion of Simpson Thacher & Bartlett, special counsel to the Trust, in the form attached hereto as Annex A-2.

                  (vii) All Transaction Documents and proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Warranty Provider, and the Warranty Provider shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                  (viii) The Adviser and the Trust shall have received the opinion of Clifford Chance US LLP, counsel to the Warranty Provider, in the form attached hereto as Annex B.

                  (ix) The Adviser and the Fund shall have received (A) a certificate of the Secretary or Assistant Secretary of the Warranty Provider, dated as of the Effective Date, as to the incumbency and signature of the officers or employees of the Warranty Provider authorized to sign this Agreement and all other Transaction Documents to which the Warranty Provider is a party, in each case on behalf of the Warranty Provider, and certifying that attached thereto are true, complete and correct copies of its certificate of formation, operating agreement and consents duly adopted by the Warranty Provider, authorizing the execution and delivery of this Agreement and such other
Transaction Documents, which consents have not been modified, amended or rescinded in any respect, are in full force and effect on the Effective Date and constitute the most recent consents of the Warranty Provider relating to the transactions contemplated hereby and thereby, and (B) a good standing certificate from the Secretary of State of the State of Delaware regarding the Warranty Provider.

                  (x) The Warranty Provider shall have delivered the guarantee of Bank of America Corporation in the form attached hereto as Exhibit B.

                  (xi) The Warranty Provider shall have delivered to the Trust on behalf of the Fund a letter setting forth the information regarding the Warranty Provider that the Warranty Provider has provided for inclusion or to be incorporated by reference into the Registration Statement.

            (c) The obligation of the Warranty Provider to issue the Financial Warranty is subject to the satisfaction of the following conditions on the Inception Date:

                  (i) Each of the representations and warranties made by the Adviser and the Fund in this Agreement shall be true and correct in all material respects on and as of such date, and the Warranty Provider shall have received a certification from each of the Adviser and the Trust on behalf of the Fund to such effect as to the representations and warranties made by it.

                  (ii) The Warranty Provider shall have received "bringdowns" of the certificates and other matters referenced in Sections 2.3(b)(iii), (iv) and
(v) and of the opinion referenced in Section 2.3(b)(vi) through the Inception Date.

                  (iii) No Trigger Event shall have occurred.

                  (iv) No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any Government Authority which would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

                  (v) No suit, action or other proceeding, investigation, or injunction or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents.

                  (vi) There shall not have been an Adverse Effect in respect of the Adviser or the Fund since the date of this Agreement.

                  (vii) On the Inception Date, the Aggregate Protected Amount shall not exceed the Financial Warranty Amount Limit. If, during the Offering Period, the Fund expects to receive subscriptions for its Shares which could result in the Aggregate Protected Amount exceeding the Financial Warranty Amount Limit as of the close of business on the Transition Date, then the Fund shall consult with the Warranty Provider. If the Warranty Provider agrees to increase the Financial Warranty Amount Limit in its sole discretion, this Agreement will be amended accordingly.

                  (viii) A copy of the Prospectus with respect to each Class of Shares of the Fund shall have been delivered to the Warranty Provider.

                  (ix) The Warranty Provider shall have received a certificate of the Secretary or Assistant Secretary of the Trust, dated as of the Inception Date, certifying that attached thereto are true, complete and correct copies of its resolutions duly adopted by the Board of Trustees of the Fund authorizing the issuance of each Class of Shares of the Fund in respect of which the Warranty Provider is providing the Financial Warranty, which resolutions have not been modified, amended or rescinded in any respect, are in full force and effect on the Effective Date and constitute the most recent resolutions of the Board of Trustees of the Trust relating to the transactions contemplated hereby and thereby.

                  (x) The Warranty Provider shall have received a certificate of the Secretary or Assistant Secretary of the Adviser, dated as of the Inception Date, certifying that the Fund Portfolio as of the Inception Date is in compliance with the Portfolio Requirements.

                  (xi) The parties shall have provided the notice procedures contemplated by Section 11.2(b), if applicable.

      Section 2.4. Financial Warranty Fee. In consideration of the issuance by the Warranty Provider of the Financial Warranty, the Fund shall pay to the Warranty Provider a fee in an amount equal to (a) prior to the occurrence of a Permanent Defeasance Event, 0.80% per annum of the average daily Net Assets of the Fund during each calendar month in the Protected Period or (b) following the occurrence of a Permanent Defeasance Event, 0.40% per annum of the average daily Net Assets of the Fund during each calendar month in the Protected Period (collectively, the "Financial Warranty Fee"), in each case, payable monthly in arrears on the fifth Business Day of the following calendar month (each a "Fee Payment Date"); provided that, for the purposes of calculating the Financial Warranty Fee, the Net Assets shall be determined without taking into account any indemnification claim made by the Warranty Provider against the Fund pursuant to the terms of this Agreement. The Financial Warranty Fee payable on each Fee Payment Date will be calculated based on a 360 day year for the actual number of days elapsed. The obligation to pay the Financial Warranty Fee that has accrued hereunder shall survive termination of this Agreement to the extent not paid in full prior to such termination.

      Section 2.5. Aggregate Shortfall Amount; Adjustment to Protected Amount Per Share.

            (a) Unless this Agreement  shall have  terminated in accordance with
Article X, for ten Business Days commencing on the second Business Day after the Maturity Date, the Fund shall be entitled to draw upon the Financial Warranty in an amount equal to the Aggregate Shortfall Amount, if any. The calculation and accuracy of the Aggregate Shortfall Amount determined hereunder shall be certified by the Calculation Agent on the first Business Day following the Maturity Date. The Calculation Agent shall determine such Aggregate Shortfall Amount in a good faith commercially reasonable manner and provide such certification within three Business Days following the Maturity Date.

            (b) The Protected Amount Per Share with respect to each Class of Shares shall be reduced as follows:

                  (i) Dividends and distributions attributable to each Share of a Class of Shares will reduce the Protected Amount Per Share of such Class on a pro rata basis to an amount equal to the product of (a) the Protected Amount Per Share for such Class immediately prior to such dividends or distributions and
(b) a fraction, the numerator of which shall be the NAV Per Share for such Class immediately after such dividends or distributions and the denominator of which shall be the NAV Per Share for such Class immediately prior to such dividends or distributions;

                  (ii) Excess Fees attributable to each Share of a Class of Shares shall reduce the Protected Amount Per Share to an amount equal to the product of (a) the Protected Amount Per Share for such Class immediately prior to the time that such Excess Fees are accrued with respect to such Class and (b) a fraction, the numerator of which shall be the NAV Per Share for such Class immediately after such Excess Fees are accrued and the denominator of which shall be the NAV Per Share for such Class immediately prior to the time that such Excess Fees are accrued;

                  (iii) The Shares of a Class that are issued during the Protected Period in violation of Section 3.1 shall not be included in the Shares Outstanding of such Class; and

                  (iv) In the event of changes in accounting practices for the Fund from those used on the Transition Date, corporate actions or other events that otherwise would result in an increase in the Protected Amount Per Share with respect to a Class of Shares, appropriate adjustments shall be made by the Warranty Provider to the Protected Amount Per Share for such Class or the way such Protected Amount Per Share is calculated to the extent deemed necessary by the Warranty Provider to preserve the economic equivalent of this Agreement and the Financial Warranty. The Fund agrees that no such changes, actions or events may be made or taken by the Fund or Adviser without the prior written consent of the Warranty Provider, which consent shall not be unreasonably withheld if, in the sole discretion of the Warranty Provider, any such change, action or event does not increase the Warranty Provider's liabilities or risks or decrease the Warranty Provider's economic bargain under any Transaction Document.

      Section 2.6. Certain Defined Terms.

            (a) "Aggregate Protected Amount" means the sum of the products, for each of the Class A Shares, Class B Shares, Class C Shares and Class D Shares, of the Protected Amount Per Share of each Class of Shares and the Shares Outstanding of such Class.

            (b) "Aggregate Shortfall Amount" means the sum of the Shortfall Amount, if any, of each of the Class A Shares, Class B Shares, Class C Shares and Class D Shares, which shall never exceed the Aggregate Protected Amount as of the close of business on the Maturity Date.

            (c) "Excess Fees" means (i) on or prior to the occurrence of a Permanent Defeasance Event, any Extraordinary Expenses incurred or accrued by the Fund which would give rise, directly or indirectly, to a PV Shortfall or increase, directly or indirectly, an existing PV Shortfall, but for the adjustment required under Section 2.5(b)(ii), and (ii) following the occurrence of a Permanent Defeasance Event, any Fund Fees and Expenses incurred or accrued by the Fund that exceed 1.05% per annum of the average daily Net Assets of the Fund for the Class A Shares, 2.05% per annum of the average daily Net

Assets of the Fund for the Class B Shares, 2.05% per annum of the average daily Net Assets of the Fund for the Class C Shares and 1.30% per annum of the average daily Net Assets of the Fund for the Class D Shares.

            (d) "NAV Per Share" means with respect to each Class of Shares on a per share basis at the time of determination, the published net asset value per Share for such Class.

            (e) "Protected Amount Per Share" at any time on any day and with respect to each Class of Shares on a per share basis means the NAV Per Share of such Class of Shares as of the close of business on the Transition Date.

            (f) "Shortfall Amount" with respect to each Class of Shares is deemed to be the Shares Outstanding of such Class of Shares multiplied by the difference, if positive, between the Protected Amount Per Share as determined as of the close of business on the Maturity Date for such Class in accordance with
Section 2.6(e) and the NAV Per Share as of the close of business on the Maturity Date for such Class.

            (g) "Total NAV" means the sum of the products, for each of Class A Shares, Class B Shares, Class C Shares and Class D Shares at the time of determination, of the NAV Per Share for each Class and the Shares Outstanding of such Class at such time.

                                   ARTICLE III

                             MANAGEMENT OF THE FUND

      Section 3.1. General. During the Protected Period, the Fund shall not issue additional Shares (including through an exchange of Shares or in connection  with  any  merger,  reorganization,  acquisition  or  other  similar transaction), except in connection with the reinvestment of dividends and distributions by the Fund to its Shareholders in respect of the Shares or the transfer of Shares that does not result in an increase in the Shares that are issued and outstanding. Except as set forth in Section 4.2 hereof, commencing on the Inception Date, all of the Fund's assets shall be allocated between the Equity Portfolio and Fixed-Income Portfolio (collectively, the "Fund Portfolio") and such assets shall be invested and reinvested in accordance with the provisions set forth in this Article III (collectively, the "Portfolio Requirements"). The Adviser shall fairly and objectively interpret the Portfolio Requirements, consistent with the intent thereof. The Adviser shall consult with the Warranty Provider as to any requirement contained herein which, in the Adviser's reasonable opinion, is not clear, including without limitation the permissibility or classification of any investment (including any types of investment that may be used in the market during the term of this Agreement that were not widely used as of the date hereof), the valuation methodology applicable thereto, and the methodology used to calculate and report to the Warranty Provider compliance with the Portfolio Requirements.

      Section 3.2. Restrictions on Investments.

            (a) During the Protected Period, the Fund Portfolio shall be subject to the following Portfolio Requirements, the compliance with which shall be determined as of the close of business on each Exchange Business Day and with respect to subsection (i) below, as of any time on any Exchange Business Day:

                  (i) subject to this Article III and Section 4.2, the Fund's assets may be invested only in Eligible Equity Investments and Eligible Fixed-Income Investments;

                  (ii) the portion of the Fund's assets allocated to the Equity Portfolio, calculated as a percentage, shall not exceed the Maximum Equity Component as of the close of business on any Exchange Business Day and shall be zero in the event of a Permanent Defeasance Event; provided that, for purposes of determining whether the Fund's assets allocated to the Equity Portfolio are in excess of the Maximum Equity Component, the Fund's assets that are Ineligible Investments shall be deemed to be allocated to the Equity Portfolio;

                  (iii) any Cash and Cash Equivalents held by the Fund during the Protected Period (in the absence of a Permanent Defeasance Event), shall be considered allocated to the Fixed-Income Portfolio to the extent that such investments constitute up to 5% of the Fund's assets on any Exchange Business Day and any portion, if any, in excess of such 5% shall be considered allocated to the Equity Portfolio;

                  (iv) the portion of the Fixed-Income Portfolio invested in U.S. Government Securities, calculated as a percentage, shall be 100% (exclusive of any Cash and Cash Equivalents); provided, that the Warranty Provider may in its sole discretion at any time, and upon notice to the Adviser, impose a different percentage or percentage range limitation on the investment in U.S. Government Securities under this Section 3.2(a)(iv);

                  (v) the portion of U.S. Government Securities included as part of the Fixed-Income Portfolio that is invested in U.S. Zeroes, calculated as a percentage, shall be 100%; provided, that the Warranty Provider may in its sole discretion at any time, and upon notice to the Adviser, impose a different percentage or percentage range limitation on the investment in U.S. Zeroes under this Section 3.2(a)(v);

                  (vi) the Equity Portfolio will be managed in a manner substantially similar to the manner in which the equity securities of Merrill Lynch Basic Value Fund, Inc. (Bloomberg ticker "MDBAX") are managed at the time the Registration Statement is declared effective;

                  (vii) all Cash Equivalents and U.S. Zeroes shall mature no later than one month after the Maturity Date;

                  (viii) all U.S. Government Securities shall mature no earlier than six months prior to the Maturity Date;

                  (ix) the Fixed-Income Portfolio (excluding Cash and Cash Equivalents), in the aggregate, shall have a Modified Duration equal to the period from the date of determination to the Maturity Date plus or minus three months;

                  (x) the weighted average rating by S&P (determined at the time of acquisition) of any portion of the Fixed-Income Portfolio allocated to Corporate Bonds, if any, shall be at least A+ (or equivalent credit rating if different rating categories are used); and

                  (xi) to the extent that any portion of the Fixed-Income Portfolio is allocated to Corporate Bonds, such investments shall be limited so that the Corporate Bonds of a single issuer do not represent more than 5% of the assets of the Fund allocated to Corporate Bonds.

      Section 3.3. Allocation and Reallocation of Fund's Assets.

            (a) The "Maximum Equity Component" on any Exchange Business Day, as a percentage of the Fund's Total NAV, means the smallest Equity Limit for a Class of Shares, determined in accordance with the formula set forth below:

Equity Limit
for a Class
of Shares         = ((NAV Per Share - PV)/NAV Per  Share)/Cushion,  in each case with respect to that Class (or zero in the event that the Equity Limit for a Class of Shares is less than 0.025;
                  provided, that the Equity Limit for a Class of Shares shall not exceed 100% at any time); where,

NAV Per Share has the meaning set forth in Section 2.6(d);

PV = the product of (i) the Adjusted Discount Factor and (ii) the Protected Amount Per Share, in each case with respect to the relevant Class;

where,

Adjusted
Discount
Factor = with respect to each Class of Shares, means the following quotient as determined by the Calculation Agent in a commercially reasonable manner and communicated to the Adviser prior to 4:00 p.m. (Eastern time) on each Exchange Business Day (and if not so communicated, the Adjusted Discount Factor last communicated to the Adviser by the Calculation Agent):
                  (i) the present value discount factor representing the theoretical price, expressed as a percentage of par, of a theoretical zero coupon bond maturing on the Maturity Date, the yield of which is consistent with the Benchmark Yield Curve as of the date of determination and (ii) an amount, based on the Fee Factor of the relevant Class and the time (in years) remaining to the Maturity Date, determined by the Calculation Agent as follows:

                                      Fee Factor  360 x t
                                 (1 - ----------)
                                         360

Fee Factor        =  0.0105  for the  Class A  Shares,  0.0205  for the  Class B
                  Shares, 0.0205 for the Class C Shares and 0.0130 for the Class
                  D Shares;

Cushion = the percentage set forth opposite the applicable Volatility in the table attached hereto as Schedule 2 (the "Cushion/Volatility Matrix"), as adjusted pursuant to Sections 3.3(c), 3.4(d) and 4.1(c);

t                 = the time, in years, remaining until the Maturity Date.

            (b) The Adviser shall cause the net asset value attributable to the Equity Portfolio to be calculated as of the close of business on each Exchange Business Day in the manner described in the Prospectus and in accordance with the Investment Company Act (the "Equity Portfolio Value") and the Maximum Equity Component as of the close of business on each Exchange Business Day; provided that such determination of the Maximum Equity Component shall be subject to review and confirmation by the Warranty Provider in its sole discretion. If the Equity Portfolio, as a percentage of Total NAV, exceeds the Maximum Equity Component determined in accordance with Section 3.3(a) as of the close of business on any Exchange Business Day, then during the immediately succeeding Exchange Business Day the Adviser must sell assets and reallocate a portion of the Fund's assets from the Equity Portfolio to the Fixed-Income Portfolio such that the allocation to the Equity Portfolio is less than or equal to the Maximum Equity Component. In the event of a violation of Section 3.2(a)(i), then within the cure period provided in Section 4.1(a)(ii), the Adviser must sell assets and reallocate the Fund's assets to the extent necessary so that the Fund Portfolio does not include investments other than Eligible Equity Investments and Eligible Fixed-Income Investments and the Equity Portfolio is less than or equal to the Maximum Equity Component. It is the intention of the parties that the formula in
Section 3.3(a) results in the Fund's Net Assets being allocated such that the Equity Portfolio may withstand a percentage decline equal to the Cushion and still provide for payment in full of the Aggregate Protected Amount on the Maturity Date; provided, however, that the obligation of the Fund and the Adviser shall be to manage the Fund Portfolio in accordance with the terms of this Agreement.

            (c) Notwithstanding any of the foregoing, if as determined by the Calculation Agent in its sole discretion at any time on any Exchange Business Day, either the SPX or the Aggregate Market Value of the Equity Portfolio declines 10% or more from the level or value thereof as of the close of business on the prior Exchange Business Day, then the Warranty Provider may, upon notice to the Adviser and in its sole discretion, adjust the Cushion. Such notification shall be provided by the Warranty Provider or, at the Warranty Provider's direction, the Calculation Agent and shall specify the adjusted Cushion and the Maximum Equity Component recalculated using such adjusted Cushion as determined by the Calculation Agent in its sole discretion. The Adviser shall, upon receipt of such notification and as soon as practicable, sell assets and reallocate the Fund Portfolio to the extent necessary so that the Equity Portfolio, as a percentage of the Total NAV, is less than or equal to the Maximum Equity Component provided by the Calculation Agent in such notification, it being agreed that such rebalancing shall be completed by the close of business on the Exchange Business Day on which such notification is given if the notification is received by the Adviser at or before 1:00 p.m. (Eastern time) (provided, that should the Adviser fail to complete such rebalancing within such time, it shall have taken steps, including being actively engaged in the sale of portfolio securities, to achieve such rebalancing within such time) or by the end of the next succeeding Exchange Business Day if the Adviser receives such notification after 1:00 p.m. (Eastern time). The Cushion shall remain as so adjusted until there have been ten consecutive Exchange Business Days without an intraday increase or decrease of 4% or more of the SPX, after which the Cushion shall be adjusted to no more than 1.2 times the percentage set forth opposite the applicable Volatility in the Cushion/Volatility Matrix, which percentage shall be adjusted back to the percentage set forth opposite the applicable Volatility in the Cushion/Volatility Matrix after sixty calendar days, or such lower Cushion as determined by the Warranty Provider in its sole discretion.

            (d) If at any time during the Protected Period the allocation to the Equity Portfolio exceeds the Maximum Equity Component, the Adviser shall cause the Fund to not acquire any additional Eligible Equity Investments until after the allocation to the Equity Portfolio has been reduced to below the Maximum Equity Component.

            (e) Notwithstanding any other provision hereof, if the Warranty Provider determines in its reasonable discretion that the Fund is not complying with any Portfolio Requirement, the Warranty Provider shall have the right to notify the Adviser of such violation and direct the Adviser to promptly take such action as the Warranty Provider shall determine in its reasonable discretion to be necessary to cause the Fund to comply with the Portfolio Requirements (it being understood that the Warranty Provider shall not be entitled to direct the Adviser to sell any specific equity security unless such equity security is not an Eligible Equity Investment).

            (f) On each Exchange Business Day, the Calculation Agent shall calculate the Aggregate Excess as of the close of business on the prior Exchange Business Day based on the report received from the Custodian and shall report such calculation to the Adviser by 4:00 p.m. on such Exchange Business Day. Notwithstanding any of the provisions herein relating to adjustment of the Cushion, if, as of the close of business on any Exchange Business Day, the Aggregate Excess is greater than zero, then the Warranty Provider may, upon notice to the Adviser and in its sole discretion, further adjust the Cushion in effect for such day such that the Cushion, after giving effect to such adjustment, equals the sum of (i) the Aggregate Excess and (ii) the product of
(A) the Cushion in effect prior to any adjustment  under this Section 3.3(f) and
(B) 1 minus the Aggregate Excess.

      Section 3.4. Reports; Access to Information.

            (a) No later than 9:30 a.m. (Eastern time) on each Exchange Business Day, the Adviser shall transmit to the Warranty Provider the Daily Report for such date reflecting the calculations performed by the Adviser for the prior Exchange Business Day in accordance with Section 3.3(b). Such Daily Report shall specify whether any portion of the Total NAV has been determined pursuant to fair value pricing, identifying the particular portfolio security or securities that were valued using fair value pricing and the procedures used to make such determination.

            (b) If on any Exchange Business Day the Adviser shall fail to reallocate the Fund Portfolio in accordance with Section 3.3(b), the Adviser shall provide the Warranty Provider with written notice of such failure prior to 9:00 a.m. (Eastern time) on the following Exchange Business Day and, if applicable, written notice of the cure of such failure.

            (c) The Adviser shall cause the Custodian to provide to the Warranty Provider electronically in a format acceptable to the Warranty Provider not later than 9:00 a.m. (Eastern time) on each Exchange Business Day (i) a copy of the records it maintains with respect to the assets of the Fund as of the close of business on the prior Exchange Business Day and (ii) a list of all of the Fund's trades during such prior Exchange Business Day (such Exchange Business Day, a "Trade Date").

            (d) The Adviser shall arrange for the Warranty Provider to be able to continuously view and monitor the Fund Portfolio by causing the Custodian to give the Warranty Provider access to the BBID System. If the Warranty Provider is denied such access at any time, the Warranty Provider may, in its sole discretion, adjust the Cushion until such time as such access is restored; provided, that the Cushion shall not be reduced if the Adviser provides the Warranty Provider with an alternative source of the information provided by the BBID System that is acceptable to the Warranty Provider in its sole discretion. The Warranty Provider shall notify the Adviser and the Fund of the Warranty Provider's exercise of remedies pursuant to this Section 3.4(d).

      Section 3.5. Intent. The economic intent of the Portfolio Requirements is to ensure that the Fund's Net Assets are at least equal to the Aggregate Protected Amount on the Maturity Date. The Fund will not use leverage (excepting from the scope of the term "leverage," Loans for Temporary or Emergency Purposes). To the extent that the instruments which the Fund is permitted to invest in have implicit, embedded or synthetic leverage, the Portfolio Requirements are intended to prevent the Adviser from using such implicit, embedded or synthetic leverage to materially increase the loss that the Fund would experience in the event of a decline in the Fund's Net Assets, compared to a fully invested portfolio that did not include such investments.

                                   ARTICLE IV

                                 TRIGGER EVENTS

      Section 4.1. Trigger Events.

            (a) The following events shall constitute Trigger Events hereunder; provided, however, that in the event the New York Stock Exchange closes early on any Exchange Business Day due to extraordinary circumstances (an "Early Close Exchange Business Day"), the cure periods specified in this Section 4.1(a) will be automatically extended such that on the next Exchange Business Day following the Early Close Exchange Business Day, the cure periods will continue for the amount of time lost on such Early Close Exchange Business Day due to such early close (the "Extended Cure Time") (for the avoidance of doubt, should the next Exchange Business Day following the Early Close Exchange Business Day also be an Early Close Exchange Business Day, the cure period will continue for as long as Extended Cure Time remains):

                  (i) Any failure at any time to comply with the covenant set forth in the first sentence of Section 3.1;

                  (ii) Any failure at any time to comply with the  provisions of
Section 3.2(a)(i), if such violation is not cured on the Exchange Business Day on which the Adviser becomes aware of such violation; provided, that the Adviser shall be deemed to be aware of such violation if such violation has been in existence for three Exchange Business Days;

                  (iii) Any failure at any time to comply with Section 3.3(c);

                  (iv) Any failure at any time to comply with Section 3.2(a)(ii) or Section 3.3 (other than Section 3.3(c)), unless cured by the end of the Exchange Business Day following the Exchange Business Day on which such violation occurred;

                  (v) The termination of, or failure to comply with, the Expense Limitation Agreement;

                  (vi) Any violation of Article III (other than Sections 3.2(a)(vi) and (xi)) that is not provided for in clause (i), (ii), (iii) or (iv) above unless cured by the end of the Exchange Business Day following the Exchange Business Day on which the Adviser becomes aware of such violation; provided, that the Adviser shall be deemed to be aware of such violation if such violation has been in existence for three Exchange Business Days;

                  (vii) Any violation of Section 3.2(a)(vi) or (xi) above, unless cured by the end of the Exchange Business Day following the Exchange Business Day on which the Adviser becomes aware of such violation;

                  (viii) The Fund shall fail to pay the Financial Warranty Fee when due as provided in Section 2.4 and such failure shall continue unremedied for a period of two Business Days after notice of such failure from the Warranty Provider;

                  (ix) The Adviser resigns, the Fund elects to terminate the Investment Management Agreement with the Adviser or the Investment Management Agreement terminates in accordance with its terms and any successor adviser that agrees to be bound by the terms of this Agreement is not acceptable to the Warranty Provider in its reasonable discretion after considering the reputation of the successor adviser, its experience in managing equity value funds and fixed income portfolios, its size, its financial condition, its ability to manage the Fund Portfolio in accordance with the Registration Statement and its ability to comply with the Adviser's obligations under this Agreement and the Transaction Documents to which it is a party; provided, that if the successor adviser is the Adviser or an Affiliate of the Adviser, such successor adviser shall be deemed acceptable by the Warranty Provider;

                  (x) The Adviser resigns, the Fund elects to terminate the Investment Management Agreement with the Adviser or the Investment Management Agreement terminates in accordance with its terms and either (i) the Adviser is no longer obligated to manage the Fund pursuant to the terms of the Investment Management Agreement and none of (A) a successor investment adviser acceptable to the Warranty Provider, (B) the Adviser or (C) an Affiliate of the Adviser has entered into an investment management agreement with the Fund or (ii) the termination of the Investment Management Agreement is not yet effective but the Board of Trustees of the Fund has indicated its intention to the Warranty Provider, or taken any further action, to appoint a successor investment adviser other than the Adviser or an Affiliate of the Adviser notwithstanding the fact that the Warranty Provider has advised the Board of Trustees that such successor investment adviser would not be acceptable to the Warranty Provider based upon the standards included in Section 4.1(a)(ix), then in either such case a Trigger Event shall be deemed to have occurred notwithstanding the fact that a successor investment adviser has not yet been appointed;

                  (xi) The Adviser does not, in all material respects, manage the assets of the Fund in accordance with the investment objective, policies and strategies currently set forth in the Registration Statement or in accordance with the Investment Management Agreement;

                  (xii) Any representation or warranty made by the Adviser or the Fund, in any Transaction Document or in any document or certification provided in connection with any Transaction Document, shall have been incorrect or misleading when made or when deemed made, except where such incorrect or misleading representation or warranty would not have an Adverse Effect in respect of the Adviser or Fund;

                  (xiii) The Equity Limit for a Class of Shares is less than 0.025;

                  (xiv) The Adviser, the Fund or the Custodian shall fail to perform any obligation, or shall breach any covenant, under this Agreement or the Transaction Documents that is not expressly provided for in clauses (i),
(ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) or (xi) above, which failure could reasonably be expected to have an Adverse Effect in respect of the Adviser or Fund and such violation, if capable of being remedied, shall continue unremedied for a period of three Business Days after the Adviser or the Custodian, as the case may be, becomes aware of the occurrence of such failure; provided, that the Adviser or the Custodian, as the case may be, shall be deemed to be aware of such violation if such violation has been in existence for three Exchange Business Days; or

                  (xv) The occurrence of any of the following: (A) a Regulatory Event or Litigation Event or (B) an Act of Insolvency occurs with respect to the Adviser or the Fund.

            (b) Notwithstanding any other provision hereof, if an event has occurred and is continuing, which, if not cured or waived would give rise to a Trigger Event, then the Adviser may not cause the Fund to acquire any additional Eligible Equity Investments until such event is cured and shall upon becoming aware of such event immediately notify the Warranty Provider of such event, which notice shall include a description of the manner in which the Adviser intends to cure such event ("Curative Steps"), the Adviser's assessment of the likelihood of success, the time the Adviser expects to elapse before such event is cured, and such other information as the Warranty Provider may reasonably request. Upon sending such notice to the Warranty Provider, the Adviser shall immediately take the Curative Steps set forth in such notice unless and until such time as the Warranty Provider notifies the Adviser that it objects to such Curative Steps, in which case the Adviser shall immediately cease the implementation of such Curative Steps. The Warranty Provider shall only object to such Curative Steps if in the Warranty Provider's reasonable discretion, they are not consistent with this Agreement or are not likely to be an effective cure of the Potential Trigger Event within the cure period set forth in Section 4.1(a), if any. If the Adviser violates this Section 4.1(b), then a Trigger Event shall be deemed to have occurred.

            (c) If a Trigger Event occurs and is continuing past the cure period specified therein (if applicable), then, at the election of the Warranty Provider in its sole discretion, the Warranty Provider shall have the right to
(i) direct the Adviser or the Custodian, as selected by the Warranty Provider, to invest all of the Fund's assets in accordance with Section 4.2(a) (a
"Permanent Defeasance Event") or (ii) adjust the Cushion. Any such adjustment shall be permanent, unless and until further adjusted by the Warranty Provider in its sole discretion. The Warranty Provider shall notify the Adviser and the Fund of the Warranty Provider's exercise of remedies pursuant to this Section 4.1(c).

            (d) In the event of (i) an act or omission on the part of the Adviser which constitutes negligence, recklessness, bad faith or willful misconduct, including by way of example only and not intended as an exhaustive list, if (A) the Adviser causes the Fund to purchase additional Eligible Equity Investments in violation of Sections 3.3(d) and 4.1(b), (B) there is a violation of Section 3.2(a)(i) or (ii), or (C) the Adviser causes the Fund to purchase investments other than those permitted to be invested in the event of a Permanent Defeasance Event in violation of Sections 4.1(c)(i) and 4.2(a) (such conduct referenced in subsection (i) of this Section 4.1(d), the "Adviser Conduct"), and (ii) the existence of a PV Shortfall, the Adviser agrees to pay to the Warranty Provider an amount equal to the amount of such PV Shortfall determined as provided in this Section 4.1(d) to have been directly or indirectly attributable to such Adviser Conduct. The amount of such PV Shortfall directly or indirectly attributable to the Adviser Conduct shall be equal to the sum of the differences with respect to each Class of Shares, if negative, between (a) the actual NAV Per Share as of the date of determination and (b) the hypothetical NAV Per Share of a hypothetical portfolio comprised of the actual portfolio assets as of the date of determination adjusted to eliminate the effect of the Adviser Conduct. In making the determination of the PV Shortfall, the hypothetical portfolio will be based on the actual portfolio of assets as of the date of determination adjusted to bring the portfolio into compliance with all of the restrictions of Section 3.2 hereof, by decreasing and increasing positions in asset classes or sectors, as the case may be, on a pro rata basis. The Warranty Provider shall notify (the "Determination Notice") the Adviser in writing of its determination of such PV Shortfall directly or indirectly attributable to the Adviser Conduct. If the Adviser disagrees with the Warranty Provider's determination of the PV Shortfall directly or indirectly attributable to the Adviser Conduct contained in the Determination Notice, then (i) the Adviser shall notify (the "Objection Notice") the Warranty Provider in writing of such disagreement within three Business Days after the delivery by the Warranty Provider of the Determination Notice and (ii) unless the Adviser and the Warranty Provider otherwise agree on the amount of such PV Shortfall directly or indirectly attributable to the Adviser Conduct, the amount thereof shall be determined by arbitration in accordance with the procedures set forth in Section 4.1(e). If the Adviser does not provide the Warranty Provider with the Objection Notice within such three Business Day period, then the Adviser shall be deemed to have agreed to the Warranty Provider's determination of the PV Shortfall directly or indirectly attributable to the Adviser Conduct contained in the Determination Notice. Any amount payable by the Adviser under this Section 4.1(d) with respect to certain Adviser Conduct (i) shall be paid to the Warranty Provider within three Business Days of the delivery of the Determination Notice or if such PV Shortfall is determined pursuant to an arbitration proceeding, within three Business Days after such final arbitration decision; provided that should the parties otherwise agree on such PV Shortfall, such PV Shortfall shall be paid to the Warranty Provider within three Business Days of such agreement; and (ii) shall be reduced by any amounts paid by the Adviser to the Fund as a result of the same Adviser Conduct to the extent that the Total NAV is increased and the PV Shortfall is in fact decreased by such amount. In the event that the Adviser fails to pay to the Warranty Provider any amounts payable under this Section 4.1(d) within the time period specified herein, the Shortfall Amount shall be decreased on a pro rata basis by the percentage of the PV Shortfall directly or indirectly attributable to the Adviser Conduct. Notwithstanding anything contained in this Section 4.1(d) to the contrary, solely for purposes of this Section 4.1(d), the Adviser shall not be deemed to have committed Adviser Conduct and consequently shall not be liable for any payment under this Section 4.1(d) if (a) a Potential Trigger Event occurs and (b) such Potential Trigger Event is cured or waived within the cure period specified in Section 4.1(a) for the cure of such Potential Trigger Event. The payment of the PV Shortfall amount by the Adviser to the Warranty Provider pursuant to this Section 4.1(d) is in addition to, and not in lieu of, any obligations of the Adviser or Fund to indemnify the Warranty Provider under this Agreement.

            (e) In the event that the terms of Section 4.1(d) provide for arbitration, each of the Warranty Provider and the Adviser shall select one arbitrator within seven Business Days after the delivery by the Adviser of the Objection Notice; provided, however, that if either of such parties shall fail to select an arbitrator within such period, such arbitrator shall be appointed by the American Arbitration Association. The two arbitrators selected shall select a third arbitrator within five Business Days after each of such arbitrators have been selected or, if they shall be unable to agree on a third arbitrator within such time, such third arbitrator shall be appointed by the American Arbitration Association. Each arbitrator shall be of exemplary qualifications and stature, and no person affiliated with any party hereto shall be eligible to be an arbitrator. The arbitration shall be held in New York, New York and be governed by the Commercial Arbitration Rules of the American Arbitration Association and the decision of a majority of the arbitrators shall be final, binding and subject to judicial enforcement and with respect to the specific Adviser Conduct that is the subject of such arbitration decision, shall be the exclusive remedy of the Warranty Provider; provided, however, that, notwithstanding the foregoing, the Warranty Provider shall not be limited from seeking indemnification under Section 5.2(a)(iii) and (a)(v) hereof. Fees and expenses of the arbitration (including fees and expenses of the arbitrators) shall be shared by the parties to the arbitration equally.

      Section 4.2. Defeasance Portfolio. (a) If the Warranty Provider exercises the remedy provided by Section 4.1(c)(i) upon a Permanent Defeasance Event, the Warranty Provider shall have the right to cause the Adviser to immediately allocate all of the assets of the Fund to the Fixed-Income Portfolio (the "Defeasance Portfolio"). In addition to or in lieu of the remedy provided in the immediately preceding sentence, at any time after the occurrence of a Permanent Defeasance Event, the Warranty Provider may, at its election in its sole discretion, cause the Custodian to invest all of the assets of the Fund in U.S. Zeroes (other than in connection with sales of portfolio investments for Cash and/or Cash Equivalents after receipt by the Fund of redemption requests in order to meet such requests or in connection with the payment of Fund fees). The Financial Warranty Fee shall remain due and payable in accordance with Section
2.4 notwithstanding the occurrence of a Permanent Defeasance Event. The Adviser shall provide the Warranty Provider upon the issuance of the Financial Warranty with an irrevocable instruction, in the form of Annex A to the Service
Agreement, executed by the Adviser which shall constitute the Warranty Provider's direction to the Custodian pursuant to this Section 4.2(a) and the Service Agreement. The irrevocable instruction shall also constitute a limitation of the further authority of the Adviser (including any subadviser of the Fund) to manage the Fund's assets other than in accordance with the irrevocable instruction. If the Warranty Provider elects to provide instructions to the Custodian pursuant to this Section 4.2(a) following a Permanent Defeasance Event, the Warranty Provider shall do so by delivering the irrevocable instruction to the Custodian. The Warranty Provider shall only deliver such instruction to the Custodian following a Permanent Defeasance Event and after notice thereof to the Adviser.

            (b) If a Permanent Defeasance Event shall have occurred, the Adviser shall immediately cause maximum Fund Fees and Expenses (excluding Extraordinary Expenses) to be reduced to 1.05% per annum of the average daily Net Assets of the Fund for the Class A Shares, 2.05% per annum of the average daily Net Assets of the Fund for the Class B Shares, 2.05% per annum of the average daily Net Assets of the Fund for the Class C Shares and 1.30% per annum of the average daily Net Assets of the Fund for the Class D Shares.

                                    ARTICLE V

                                 INDEMNIFICATION

      Section 5.1.  Survival.  All  representations,  warranties,  covenants and other agreements contained herein, including, without limitation, the indemnification obligations in Section 5.2 and the payment obligations of
Section 8.6, shall survive the execution and delivery of this Agreement and the Financial Warranty, and the Termination Date.

      Section 5.2. Indemnification. (a) The Adviser agrees to indemnify and hold harmless the Warranty Provider, its Affiliates, and their respective employees, officers, directors and agents (collectively, the "Warranty Provider Parties") from and against any and all losses, claims, damages, liabilities, judgments, costs (including reasonable attorneys' fees), expenses (including expenses of investigation and enforcement) and disbursements (collectively, "Losses") incurred or suffered by any of them in connection with or arising out of (i) any material breach or alleged breach of any warranty, or the inaccuracy of any representation, as the case may be, made by either of the Adviser or the Fund under this Agreement or any of the other Transaction Documents to which it is a party, (ii) the failure of either of the Adviser (including any subadviser of the Fund) or the Fund to fulfill any agreement or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party, including the failure to pay to the Warranty Provider any amounts pursuant to
Section 4.1(d) but excluding any Portfolio Requirement as to which a cure period is provided in Section 4.1(a) if such Portfolio Requirement is satisfied within such cure period, (iii) the enforcement or preservation of any of the Warranty Provider's rights under this Agreement and the other Transaction Documents, (iv) the improper payment of the Aggregate Shortfall Amount, including by reason of mistake, fraud or error in calculation, (v) the improper calculation of Total NAV of the Fund or each Class of Shares of the Fund by reason of mistake, fraud or error in calculation thereof, and (vi) any claim, suit or demand involving
(A) the transactions contemplated by the Transaction Documents (other than the Financial Warranty), (B) any investigation or defense of, or participation in, any legal proceeding relating to the execution, delivery, enforcement, performance or administration of the Transaction Documents (other than the Financial Warranty), or (C) an allegation or other claim that the Registration Statement or any Prospectus included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading other than with respect to any information relating to the Warranty Provider included in the Registration Statement, which has been provided by the Warranty Provider in writing for inclusion therein; provided, however, that the Adviser shall not be liable for any Losses resulting directly or indirectly from any action or omission on the part of any of the Warranty Provider Parties prior to the occurrence of a Permanent Defeasance Event which constitutes gross negligence, recklessness, bad faith or willful misconduct by such Warranty Provider Party; provided, further, that in the case of subsections
(vi)(A) and (B) of this Section 5.2(a), the Adviser shall not be liable for any Losses incurred by the Warranty Provider in connection with any claim, suit or demand initiated by the Warranty Provider or any of its Affiliates to the extent such claim, suit or demand is finally adjudicated by a final non-appealable judgment of a court of competent jurisdiction or settled in the Adviser's favor. The Adviser agrees to promptly reimburse any of the Warranty Provider Parties for all Losses in respect of which indemnification may be sought by such Warranty Provider Party hereunder as they are incurred or suffered by such Warranty Provider Party.

            (b) The Trust  agrees to  indemnify  and hold  harmless the Warranty
Provider Parties from and against any and all Losses incurred or suffered by any of them in connection with or arising out of (i) any material breach or alleged breach of any warranty, or the inaccuracy of any representation, as the case may be, made by the Fund under this Agreement or any of the other Transaction Documents to which it is a party, (ii) the failure of the Fund to fulfill any agreement  or  covenant  contained  in  this  Agreement  or  any  of  the  other
Transaction  Documents  to  which  it  is  a  party,   excluding  any  Portfolio
Requirement as to which a cure period is provided in Section 4.1(a) if such Portfolio Requirement is satisfied within such cure period, (iii) the enforcement or preservation of any of the Warranty Provider's rights under this Agreement and the other Transaction Documents, (iv) the improper payment of the Aggregate Shortfall Amount, including by reason of mistake, fraud or error in calculation, (v) the improper calculation of Total NAV of the Fund or each Class of Shares of the Fund by reason of mistake, fraud or error in calculation thereof and (vi) any claim, suit or demand involving (A) the transactions contemplated by the Transaction Documents (other than the Financial Warranty),
(B) any investigation or defense of, or participation in, any legal proceeding relating to the execution, delivery, enforcement, performance or administration of the Transaction Documents (other than the Financial Warranty), or (C) an allegation or other claim that the Registration Statement or any Prospectus included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading other than with respect to any information relating to the Warranty Provider included in the Registration Statement, which has been provided by the Warranty Provider in writing for inclusion therein; provided, however, that the Fund shall not be liable for any Losses resulting directly or indirectly from any action or omission on the part of any of the Warranty Provider Parties prior to the occurrence of a Permanent Defeasance Event which constitutes gross negligence, recklessness, bad faith or willful misconduct by such Warranty Provider Party; provided, further, that in the case of subsections (vi)(A) and
(B) of this Section 5.2(b), the Fund shall not be liable for any Losses incurred by the Warranty Provider in connection with any claim, suit or demand initiated by the Warranty Provider or any of its Affiliates to the extent such claim, suit or demand is finally adjudicated by a final non-appealable judgment of a court of competent jurisdiction or settled in the Fund's favor. The Fund agrees to promptly reimburse any of the Warranty Provider Parties for all Losses in respect of which indemnification may be sought by such Warranty Provider Party hereunder as they are incurred or suffered by such Warranty Provider Party.

            (c) The Warranty Provider agrees to indemnify and hold harmless the Adviser and the Trust, their Affiliates, and their respective employees, officers, directors, trustees and agents (collectively, the "Fund Parties") from and against any and all Losses incurred or suffered by any of them in connection with or arising out of (i) any material breach of any warranty, or the inaccuracy of any representation made by the Warranty Provider under this Agreement, (ii) the failure of the Warranty Provider to fulfill any covenant contained in this Agreement, or (iii) the Warranty Provider's failure to pay the Aggregate Shortfall Amount, if any, required to be paid by it under the Financial Warranty in accordance with the terms of this Agreement, including by reason of the Calculation Agent failing to provide to the Adviser or the Fund a certificate certifying the calculation of the Aggregate Shortfall Amount within three Business Days following the Maturity Date or if the Aggregate Shortfall Amount determined by the Calculation Agent and included in such certificate is wrong; provided, that the Warranty Provider shall not be liable for any Losses resulting, directly or indirectly, from any action or omission on the part of any of the Fund Parties which constitutes negligence, recklessness, bad faith or willful misconduct by such Fund Party. The Warranty Provider agrees to promptly reimburse any of the Fund Parties for all Losses in respect of which indemnification may be sought by such Fund Party hereunder as they are incurred or suffered by such Fund Party.

      Section 5.3. Indemnification Procedure. (a) The party or parties being indemnified are referred to herein as the "Indemnified Party" and the indemnifying party is referred to herein as the "Indemnifying Party." In the event that any party shall incur or suffer any Losses in respect of which indemnification may be sought by such party hereunder, the Indemnified Party shall assert a claim for indemnification by written notice ("Notice") to the Indemnifying Party stating the nature and basis of such claim. In the case of Losses arising by reason of any third party claim, the Notice shall be given within thirty (30) days of the filing or other written assertion of any such claim against the Indemnified Party, but the failure of the Indemnified Party to give the Notice within such time period shall not relieve the Indemnifying Party of any liability that the Indemnifying Party may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action has been prejudiced by the Indemnified Party's failure to give such notice.

            (b) In the case of third party claims for which  indemnification  is sought, the Indemnifying Party shall have the option (i) to conduct any proceedings or negotiations in connection therewith, (ii) to take all other steps to settle or defend any such claim (provided that the Indemnifying Party shall not settle any such claim without the consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed)), and (iii) to employ counsel to contest any such claim or liability in the name of the Indemnified Party or otherwise. In any event, the Indemnified Party shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim. The Indemnifying Party shall, within twenty (20) days of receipt of the Notice, notify the Indemnified Party of its intention to assume the defense of such claim. If (i) the Indemnifying Party shall decline to assume the defense of any such claim, (ii) the Indemnifying Party shall fail to notify the Indemnified Party within twenty (20) days after receipt of the Notice of the Indemnifying Party's election to defend such claim or (iii) the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or in addition to those available to the Indemnifying Party or a conflict exists between the Indemnifying Party and the Indemnified Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), the Indemnified Party shall defend against such claim and the Indemnified Party may settle such claim without the consent of the
Indemnifying Party, and the Indemnifying Party may not challenge the reasonableness of any such settlement. The expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne and paid by the Indemnifying Party (up to a limit of one counsel in the case of attorneys' fees) and the Indemnifying Party shall pay the Indemnified Party, in immediately available funds, as such Losses are incurred upon receipt of supporting documentation thereof. Regardless of which party shall assume the defense of the claim, the parties agree to cooperate fully with one another in connection therewith. In the event that any Losses incurred by the Indemnified Party do not involve payment by the Indemnified Party of a third party claim, then, the Indemnifying Party shall pay, within ten (10) days after agreement on the amount of Losses or the occurrence of a final non-appealable determination of such amount payable, to the Indemnified Party, in immediately available funds, the amount of such Losses. Anything in this Section 5.3 to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party, a release from all liability in respect of such claim.

            (c) The remedies provided for in this Article V shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      Section 6.1. Representations and Warranties of the Adviser. To induce the Warranty Provider to enter into this Agreement and to issue the Financial Warranty, the Adviser hereby represents and warrants to the Warranty Provider as follows, on and as of the effective date hereof:

            (a) The Adviser (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the power and authority to own its assets and to transact the business in which it is engaged, (iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have an Adverse Effect in respect of the Adviser and (iv) is in compliance with all Requirements of Law, except where non-compliance would not have an Adverse Effect in respect of the Adviser.

            (b) The Adviser has the power and authority to execute, deliver and perform the Transaction Documents to which it is a party and has taken all necessary action required by applicable Requirements of Law to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Except as has been obtained, no consent or authorization of, filing with, or other act by or in respect of, any Government Authority is required in connection with the execution, delivery, performance, validity or enforceability by or against the Adviser of the Transaction Documents to which it is a party, except for such consents, authorizations, filings or acts the absence of which would not have an Adverse Effect in respect of the Adviser. This Agreement has been, and each other Transaction Document to which the Adviser is a party will be, duly executed and delivered on behalf of the Adviser. This Agreement constitutes, and each other Transaction Document to which the Adviser is a party, when executed and delivered, will constitute, a legal, valid and binding obligation of the Adviser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            (c) The execution, delivery and performance by the Adviser of the Transaction Documents to which it is a party does not and will not violate any Requirement of Law or Contractual Obligation of the Adviser and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues, except where such violation or Lien would not reasonably be expected to have an Adverse Effect in respect of the Adviser. The Adviser is not in violation of any Contractual Obligation, except where such violation would not reasonably be expected to have an Adverse Effect in respect of the Adviser.

            (d) No litigation, proceeding or investigation of or before any arbitrator or Governmental Authority is pending or, to the Adviser's knowledge, threatened (i) asserting the invalidity or unenforceability of any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents or (iii) seeking any determination or ruling that would reasonably be expected to have an Adverse Effect in respect of the Adviser.

            (e) The Adviser is duly registered with the Commission as an investment adviser under the Investment Advisers Act; and to the best of the Adviser's knowledge, there does not exist any proceeding or any facts or circumstances the existence of which could adversely affect the registration of the Adviser with the Commission; the Adviser is not prohibited by any provision of the Investment Advisers Act or the Investment Company Act, or the respective rules and regulations thereunder, from acting as an investment adviser of the Fund as contemplated hereunder.

            (f) All factual information prepared and furnished by or on behalf of the Adviser to the Warranty Provider (whether prepared by the Adviser or any other Person) for purposes of or in connection with this Agreement, any Transaction Document or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is dated or certified and such information taken as a whole does not omit to state any material fact necessary to make such information in the context in which it is furnished not misleading.

            (g) To the best of the Adviser's knowledge, no statute, rule, regulation or order, in each case applicable to the Adviser, has been enacted or deemed applicable by any Government Authority which would make the transactions contemplated by the Transaction Documents illegal or otherwise prevent the consummation thereof.

      Section 6.2. Representations and Warranties of the Trust on behalf of the Fund. The Trust on behalf of the Fund hereby represents and warrants to the Warranty Provider as follows, on and as of the effective date hereof:

            (a) The Trust (i) is a business trust duly formed, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power and authority to own its assets and to transact the business in which it is engaged; (iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have an Adverse Effect in respect of the Fund; and (iv) is in compliance with all Requirements of Law, except where non-compliance would not have an Adverse Effect in respect of the Fund.

            (b) The Trust has the power and authority to execute, deliver and perform the Transaction Documents to which it is a party and has taken all necessary action required by applicable Requirements of Law to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of, any Government Authority is required in connection with the execution, delivery, performance, validity or enforceability by or against the Fund of the Transaction Documents to which it is a party, other than the filing under the Acts of the Registration Statement and the Prospectus, filings in accordance with Blue Sky laws and the requisite approval of the Fund's Board of Trustees, except for such consents, authorizations, filings or acts the absence of which would not have an Adverse Effect in respect of the Fund. This Agreement has been, and each other Transaction Document to which the Fund is a party will be, duly executed and delivered on behalf of the Fund. This Agreement constitutes, and each other Transaction Document to which the Trust is a party, when executed and delivered, will constitute, a legal, valid and binding obligation of the Fund enforceable against the Fund in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            (c) The execution, delivery and performance by the Fund of the Transaction Documents to which it is a party does not and will not violate any Requirement of Law or Contractual Obligation of the Fund and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues, except where such violation or Lien would not have an Adverse Effect in respect of the Fund.

            (d) No litigation, proceeding or investigation of, or before any arbitrator or Governmental Authority is pending or, to the Fund's knowledge, threatened by or against the Fund or against any of its properties or revenues
(i) asserting the invalidity or unenforceability of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents to which it is a party or (iii) seeking any determination or ruling that could reasonably be expected to have an Adverse Effect in respect of the Fund.

            (e) The Fund is duly registered with the Commission as an open-end management investment company under the Investment Company Act and has been operated in compliance in all material respects with the Investment Company Act and the rules and regulations thereunder.

            (f) The Fund is a "diversified" fund within the meaning of the Investment Company Act.

            (g) Each Class of Shares of the Fund in respect of which the Warranty Provider is providing the Financial Warranty is duly authorized and validly issued and is outstanding, fully paid and nonassessable.

            (h) All factual information prepared and furnished by or on behalf of the Fund to the Warranty Provider (whether prepared by the Fund or any other Person) for purposes of or in connection with this Agreement, any Transaction Document or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is dated or certified and such information taken as a whole does not omit to state any material fact necessary to make such information in the context in which it is furnished not misleading.

      Section 6.3. Representations and Warranties of the Warranty Provider. The Warranty Provider hereby represents and warrants to the Adviser and the Fund as follows, on and as of the effective date hereof:

            (a) The Warranty Provider is a limited liability company, formed, validly existing and in good standing under the laws of the State of Delaware.

            (b) The Warranty Provider has the power and authority to execute, deliver and perform its obligations under this Agreement and any other Transaction Document to which it is a party and has taken all necessary action required by applicable Requirements of Law to authorize the execution, delivery and performance of this Agreement and any other Transaction Document to which it is a party. Except as has been obtained, no consent or authorization of, filing with, or other act by or in respect of, any Government Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against the Warranty Provider of this Agreement or any other Transaction Document to which it is a party. This Agreement has been, and each other Transaction Document to which it is a party will be, duly executed and delivered on behalf of the Warranty Provider. This Agreement constitutes, and each other Transaction Document to which the Warranty Provider is a party, when executed and delivered, will constitute, a legal, valid and binding obligation of the Warranty Provider enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            (c) The execution, delivery and performance by the Warranty Provider of each of this Agreement and any other Transaction Document to which it is a party does not and will not violate any Requirement of Law or Contractual Obligation of the Warranty Provider and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues, except where such violation or Lien would not reasonably be expected to have an Adverse Effect in respect of the Warranty Provider.

            (d) No litigation, proceeding or investigation of or before any arbitrator or Governmental Authority is pending or, to the Warranty Provider's knowledge, threatened by or against the Warranty Provider (i) asserting the invalidity or unenforceability of any of this Agreement or any other Transaction Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party or (iii) seeking any determination or ruling that would reasonably be expected to have an Adverse Effect in respect of the Warranty Provider.

            (e) To the best of the Warranty Provider's knowledge, no statute, rule, regulation or order has been enacted or deemed applicable by any Government Authority that would make the transactions contemplated by this Agreement or any other Transaction Document to which it is a party illegal or otherwise prevent the consummation thereof.

            (f) The financial statements of the Warranty Provider and Bank of America Corporation included in the Fund's Registration Statement when such Registration Statement was declared effective and any financial statements subsequently made available to the Fund pursuant to Section 7.3, fairly present or will fairly present in all material respects the financial position of the Warranty Provider and Bank of America Corporation as of the dates and for the periods referred to therein and in conformity with generally accepted accounting principles applied on a consistent basis.

                                   ARTICLE VII

                                    COVENANTS

      Section 7.1. Covenants of the Adviser. The Adviser hereby covenants and agrees that through the Termination Date and so long as a drawing is available under the Financial Warranty:

            (a) it shall not amend, supplement,  modify,  terminate, or agree to any waiver of any rights with respect to, any of the Transaction Documents (other than amendments to the Prospectus pursuant to Rules 485(b) or 497 under the Securities Act that do not relate to portfolio investments), without the prior written consent of the Warranty Provider; provided, that (i) such consent shall not be withheld if any such amendment, supplement, modification, termination or agreement does not increase the Warranty Provider's liabilities or risks or decrease the Warranty Provider's economic bargain under this Agreement and the Financial Warranty and (ii) such consent shall be given in a reasonable period of time, taking into consideration among other things filing deadlines, if any;

            (b) other than in connection with the reinvestment of dividends or other distributions or the transfer of Shares that does not result in an increase in the Shares that are issued and outstanding, it shall not allow the offering or sale of the Shares of the Fund after the Offering Period but prior to the Maturity Date;

            (c) it shall notify the Warranty Provider promptly of (i) any request by the Commission for an amendment to the Registration Statement with respect to any Class of Shares of the Fund or a supplement to the Prospectus with respect to any Class of Shares of the Fund, (ii) the issuance by the Commission of any stop-order suspending the effectiveness of the Registration Statement with respect to any Class of Shares of the Fund or the initiation or threat of any such stop-order proceeding, or (iii) receipt by the Fund of a notice from or order of the Commission pursuant to Section 8(e) of the Investment Company Act with respect to any Registration Statement with respect to the Fund;

            (d) it shall provide to the Warranty Provider such additional information with respect to the Fund as the Warranty Provider may from time to time reasonably request;

            (e) prior to or simultaneously upon filing with the Commission any amendment to the Registration Statement with respect to any Class of Shares of the Fund or supplement to the Prospectus with respect to any Class of Shares of the Fund, it shall furnish a copy thereof to the Warranty Provider; provided, however, that the Adviser shall obtain the prior written consent of the Warranty Provider before filing any such amendment or supplement that modifies references to or affects the Warranty Provider, this Agreement or the Financial Warranty;

            (f) it shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and shall provide the Warranty Provider with written notice immediately upon becoming aware of any breach by it of the provisions of any such agreements except for any such breach that would not have an Adverse Effect in respect of the Adviser;

            (g) it shall not, without the prior written consent of the Warranty Provider, elect to terminate any Transaction Document; provided, that the termination of the Investment Management Agreement (i) as a result of its assignment (as such term is defined under the Investment Company Act) to an Affiliate of the Adviser or (ii) as a result of a change of control of an Affiliate of the Adviser shall not be deemed to be a violation of this Section 7.1(g);

            (h) it shall comply in all material respects with the terms and provisions of all Requirements of Law, including the Acts and the Investment Advisers Act, with respect to the Fund and it shall obtain and maintain all licenses, permits, charters and registrations which are necessary to the conduct of its business or where the failure to obtain and maintain the same would reasonably be expected to have an Adverse Effect in respect of the Adviser;

            (i) it shall promptly inform the Warranty Provider in writing of any information or event that, to the knowledge of the Adviser, would be reasonably likely to result, through the passage of time or otherwise, in the occurrence of a Trigger Event;

            (j) it shall promptly inform the Warranty Provider in writing of the occurrence of any of the following events of which it has knowledge: any Litigation Event, Regulatory Change, Regulatory Event or other event in each case that would reasonably be expected to have an Adverse Effect in respect of the Adviser;

            (k) it shall promptly and fully perform all of its obligations (i) under each Transaction Document to which it is a party, and (ii) under each other agreement, instrument or contract delivered in connection with a Transaction Document and by which it is bound, except to the extent that such non-performance would not reasonably be expected to have an Adverse Effect in respect of the Adviser and shall provide the Warranty Provider with written notice promptly upon becoming aware of any material breach by it of the provisions of any such agreements. The Adviser and each Affiliate of the Adviser which may in the future serve as investment adviser to the Fund shall take all action necessary to preserve its existence and ensure that the Transaction Documents remain in full force and effect;

            (l) it shall keep or cause to be kept in reasonable detail books and records of account of its business in relation to the Fund, including without limitation electronic information with respect thereto, in form and detail customary in the industry and sufficient to satisfy the Adviser's obligation to provide to the Warranty Provider the information referred to herein;

            (m) it shall implement compliance procedures reasonably designed to monitor the Fund Portfolio's compliance with the Portfolio Requirements on an ongoing basis;

            (n) it shall not include any material relating to the Warranty Provider or Bank of America Corporation or describing the terms of the Financial Warranty or this Agreement in any marketing materials used by or on behalf of the Adviser or the Fund unless such material has been approved in writing by the Warranty Provider prior to its inclusion in such marketing materials, such approval not to be unreasonably withheld or delayed;

            (o) it shall promptly inform the Warranty Provider in writing if it delegates any of its management responsibilities under the Investment Management Agreement to a subadviser or subsequent thereto terminates such delegation to any subadviser or materially modifies any then existing subadvisory agreement with any subadviser to which it has delegated any of its management responsibilities under the Investment Management Agreement;

            (p) it shall provide to the Warranty Provider such additional information with respect to the Fund as the Warranty Provider may from time to time reasonably request and, after the occurrence of a Trigger Event, at the expense of the Adviser, during normal business hours with reasonable prior notice allow the Warranty Provider to inspect, audit and make copies of and abstracts from the Fund's records and to visit the offices of the Adviser for the purpose of examining such records, internal controls and procedures maintained by the Adviser; and

            (q) all factual information prepared and furnished by or on behalf of the Adviser to the Warranty Provider (whether prepared by the Adviser or any other Person) for purposes of or in connection with this Agreement, any Transaction Document or any transaction contemplated hereby or thereby will be true and accurate in all material respects on the date as of which such information is dated or certified and such information taken as a whole will not omit to state any material fact necessary to make such information in the context in which it is furnished not misleading.

      Section 7.2. Covenants of the Trust on behalf of the Fund. The Trust hereby covenants and agrees that through the Termination Date and so long as a drawing is available under the Financial Warranty:

            (a) within 65 days after the end of each fiscal year, it shall provide the Warranty Provider with accurate, correct and complete audited statements of assets and liabilities of the Fund with values determined in accordance with the procedures described in the Registration Statement and in accordance with the Investment Company Act, and an audited schedule of investments of the Fund, each as of such fiscal year end. Such audited financial statements will fairly present in all material respects the financial position of the Fund as of the dates and for the periods referred to therein and in conformity with generally accepted accounting principles applied on a consistent basis;

            (b) it shall provide the Warranty Provider with accurate, correct and complete semi-annual unaudited statements of assets and liabilities of the Fund with values determined in accordance with the procedures described in the Registration Statement and in accordance with the Investment Company Act, and a semi-annual unaudited schedule of investments of the Fund, in each case within 65 days after the end of such period. Such unaudited financial statements will fairly present in all material respects the financial position of the Fund as of the dates and for the periods referred to therein and in conformity with generally accepted accounting principles applied on a consistent basis;

            (c) after the Offering Period but prior to the Maturity Date, other than in connection with the redemption of Shares by a Shareholder, the reinvestment of dividends and distributions or the transfer of Shares that does not result in an increase in the Shares that are issued and outstanding, it shall not change the number of outstanding Shares of the Fund;

            (d) it shall promptly and fully perform all of its obligations (i) under each Transaction Document to which it is a party, and (ii) under each other agreement, instrument or contract delivered in connection with a Transaction Document and by which it is bound, except to the extent that such non-performance would not reasonably be expected to have an Adverse Effect in respect of the Fund and shall provide the Warranty Provider with written notice promptly upon becoming aware of any material breach by it of the provisions of any such agreements;

            (e) it shall not amend, supplement, modify, terminate, or agree to any waiver of any rights with respect to, any of the Transaction Documents (other than amendments to the Prospectus pursuant to Rules 485(b) or 497 under the Securities Act that do not relate to portfolio investments) without the prior written consent of the Warranty Provider, which consent shall not be unreasonably withheld or delayed; provided, that (i) such consent shall not be withheld if any such amendment, supplement, modification, termination or agreement does not increase the Warranty Provider's liabilities or risks or decrease the Warranty Provider's economic bargain under this Agreement and the Financial Warranty and (ii) such consent shall be given in a reasonable period of time, taking into consideration among other things filing deadlines, if any;

            (f) it shall not amend, supplement, modify, terminate, or agree to any waiver with respect to any provision of any Transaction Document or the Declaration of Trust if such amendment, supplement or modification would be reasonably likely in the Warranty Provider's reasonable discretion to have a material impact on the Warranty Provider, without the prior written consent of the Warranty Provider;

            (g) it shall not include any material relating to the Warranty Provider or Bank of America Corporation or describing the terms of the Financial Warranty or this Agreement in any marketing materials used by or on behalf of the Fund unless such material has been approved in writing by the Warranty Provider prior to its inclusion in such marketing material, such approval not to be unreasonably withheld or delayed;

            (h) it shall not change in any material respect the manner in which the assets or liabilities of the Fund are allocated to any Class of Shares of the Fund without the prior written consent of the Warranty Provider, which consent shall not be unreasonably withheld or delayed;

            (i) prior to taking any action to terminate the Custodian, the Fund shall notify the Warranty Provider and, in the event that the Custodian shall terminate the Custodian Agreement with respect to the Fund, the Fund shall notify the Warranty Provider and engage a successor Custodian; provided, however, that the Fund shall not engage as successor Custodian which who does not agree to be bound by the Services Agreement and by the provisions of Sections 3.4(c) and (d), 4.1(c) and 4.2(a) to the extent they are relevant to duties of the Custodian, which does not have a system in place that is equivalent to the BBID System acceptable to the Warranty Provider in its sole discretion or which is not acceptable to the Warranty Provider;

            (j) in the event that the Adviser resigns, the Fund elects to terminate the Investment Management Agreement with the Adviser or the Investment Management Agreement terminates in accordance with its terms, the Fund shall immediately notify the Warranty Provider and cause any successor adviser (including the Adviser) to agree to be bound by the terms of this Agreement, subject to applicable law, and the Service Agreement, in each case prior to the effective date of such termination;

            (k) it shall comply in all material respects with the terms and provisions of the Acts with respect to the Fund;

            (l) it promptly shall provide the Warranty Provider with a copy of any amendment or waiver of any provision of the Investment Management Agreement or the filing of any amendment to the Declaration of Trust;

            (m) it shall provide to the Warranty Provider such additional information with respect to the Fund as the Warranty Provider may from time to time reasonably request and, after the occurrence of a Trigger Event, during normal business hours with reasonable prior notice allow the Warranty Provider to inspect, audit and make copies of and abstracts from the Fund's records;

            (n) all factual information prepared and furnished by or on behalf of the Fund to the Warranty Provider (whether prepared by the Fund or any other Person) for purposes of or in connection with this Agreement, any Transaction Document or any transaction contemplated hereby or thereby will be true and accurate in all material respects on the date as of which such information is dated or certified and such information taken as a whole will not omit to state any material fact necessary to make such information in the context in which it is furnished not misleading; and

            (o) it shall maintain a fidelity bond with respect to its officers, trustees, employees and agents of the type and in the amounts as is required by law under Rule 17g-1 of the Investment Company Act for funds similar to the Fund.

      Section 7.3. Covenants of the Warranty Provider. The Warranty Provider hereby covenants and agrees that through the Termination Date it will make its audited annual financial statements and the audited annual financial statements of Bank of America Corporation, together with the relevant auditor's consents, available to the Trust on behalf of the Fund for inclusion on an annual basis in the Registration Statement. The Warranty Provider agrees to use reasonable efforts to provide to the Trust on behalf of the Fund any additional information reasonably requested by the Trust on behalf of the Fund from the Warranty Provider and Bank of America Corporation.

                                  ARTICLE VIII

                               FURTHER AGREEMENTS

      Section 8.1. Obligations Absolute. The obligations of the Adviser and the Fund pursuant to this Agreement are absolute and unconditional and will be paid or performed strictly in accordance with the respective terms hereof, irrespective of:

            (a) (i) Any lack of validity or enforceability of any of the Transaction Documents (other than the Financial Warranty), unless such lack of validity or enforceability is finally determined by a final non-appealable judgment of a court of competent jurisdiction, or (ii) any amendment or other modification of, or waiver with respect to, or consent to departure from, any of the Transaction Documents (other than amendments to this Agreement in accordance with Section 11.1);

            (b) The existence of any claim, set-off, defense or other right either may have at any time against the other, any beneficiary or any transferee of the Financial Warranty (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Warranty Provider or any other Person or entity whether in connection with this Agreement, any of the Transaction Documents or any unrelated transactions;

            (c) Any statement or any other document presented in connection herewith proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

            (d) The inaccuracy or alleged inaccuracy upon which any drawing under the Financial Warranty is based;

            (e) Payment by the Warranty Provider under the Financial Warranty which does not comply with the terms hereof; provided, that such payment shall not have constituted willful misconduct on the part of the Warranty Provider;

            (f) Any default or alleged default of the Warranty Provider under this Agreement, other than a default with respect to payment of the Aggregate Shortfall Amount; or

            (g) Any other circumstance or happening whatsoever; provided, that the same shall not have constituted willful misconduct of the Warranty Provider and to the extent that such circumstance or happening does not result in a default by the Warranty Provider with respect to the payment of the Aggregate Shortfall Amount.

      Section 8.2. Participations and Assignments. Subject to the prior written consent of the Fund (which consent shall not be unreasonably withheld or delayed), the Warranty Provider may assign its obligations under this Agreement to an Affiliate; provided, that such Affiliate provides the Fund with audited financial statements covering a period of at least three years and Bank of America Corporation guarantees such Affiliate's obligations hereunder. The Warranty Provider shall have the right to give participations in its rights under this Agreement and to enter into hedging contracts with respect to the Financial Warranty; provided that the Warranty Provider agrees that any such disposition will not alter or affect in any way whatsoever the Warranty Provider's direct obligations hereunder and under the Financial Warranty.

      Section 8.3. Fund Liability. Any other provision to the contrary notwithstanding, any liability of the Fund under this Agreement or in connection with the transactions contemplated herein shall be discharged only out of the assets of the Fund.

      Section 8.4. Limitation of Liability of the Warranty Provider. The Adviser and the Fund agree that neither the Warranty Provider, its Affiliates, nor any of their respective officers, trustees/directors or employees shall be liable or responsible for (a) the use which may be made of the Financial Warranty by any Person or for any acts or omissions of another Person in connection therewith or
(b) the validity, sufficiency, accuracy or genuineness of any documents delivered to the Warranty Provider, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, the Warranty Provider may accept documents that appear on their face to be in order, without responsibility for further investigation.

      Section 8.5. Adviser Liability for Actions of Subadviser. For the avoidance of doubt, the parties hereby agree that (a) the Adviser shall be solely responsible for the management of the Fund Portfolio regardless of whether the Adviser delegates any of its management responsibilities under the Investment Management Agreement to a subadviser, (b) the Adviser shall be liable under this Agreement and the other Transaction Documents to which it is a party for any actions taken by any subadviser with regard to the Fund Portfolio, and
(c) for purposes of this Agreement and any other Transaction Document to which it is a party, any action or omission by a subadviser with respect to the Fund Portfolio shall be deemed to be the action or omission of the Adviser.

      Section 8.6. Fees and Expenses. The Adviser hereby agrees to pay all of the Warranty Provider's legal fees and expenses in connection with the preparation and negotiation of this Agreement and any of the other Transaction Documents.

      Section 8.7. Alternative Delivery. Upon written notice from the Warranty Provider to the Adviser or the Trust on behalf of the Fund, the Warranty Provider may request the Adviser and the Trust on behalf of the Fund to provide, and the Adviser to cause the Custodian to provide, all information and reports to be delivered to the Warranty Provider under any Transaction Document to the Calculation Agent on behalf of the Warranty Provider. The Adviser and the Trust on behalf of the Fund hereby agree that any information required to be provided by the Warranty Provider under any Transaction Document may be provided by an Affiliate of the Warranty Provider, including, without limitation, the Calculation Agent.

                                   ARTICLE IX

                                 CONFIDENTIALITY

      Section 9.1. Confidentiality Obligations of the Warranty Provider. Subject to Section 9.2, the Warranty Provider agrees, on behalf of itself and its agents, not to disclose or use for any purpose other than the administration of this Agreement, the exercise of its rights hereunder or legitimate corporate purposes relating to this Agreement (including any corporate purposes relating to the characterization or treatment of the rights and obligations hereunder for accounting, insurance, rating agency or other similar purposes) (x) any information regarding the specific investments of the Fund whether provided to the Warranty Provider by the Adviser, the Fund or the Custodian ("Trading Information") or (y) other confidential information (including without limitation proprietary information as to systems, software and trading methods) (collectively, "Other Information" and, together with Trading Information, "Fund Confidential Information") provided by the Adviser or the Fund to the Warranty Provider hereunder unless (i) such information was or becomes generally available to the public other than as a result of the Warranty Provider's breach of this Article IX; or (ii) such information is required to be disclosed pursuant to applicable law or in connection with any legal proceedings or to the extent required by a subpoena, order of any court or Government Authority having jurisdiction over the Warranty Provider. The Warranty Provider shall promptly provide the Fund and the Adviser with prior written notice of any request or requirement to the extent permissible and practicable under the circumstances, so the Fund or the Adviser may seek a protective order or other appropriate remedy prior to the release of such information by the Warranty Provider.

      Section 9.2. Trading Information and Other Information. (a) Notwithstanding Section 9.1, the Warranty Provider may disclose Fund Confidential Information in connection with the Warranty Provider's hedging arrangements to recipients ("Permitted Recipients") if such Permitted Recipients represent and warrant to the Warranty Provider that such Permitted Recipients will treat such information as Fund Confidential Information and comply with
Section 9.1 of this Agreement. The Adviser and the Fund agree that the Warranty Provider and any Permitted Recipient will satisfy their obligation to treat such information as Fund Confidential Information and comply with Section 9.1 of the Agreement by (i) restricting access to such information to the investment officers and compliance officers who require access to such information for monitoring, hedging, administration and compliance purposes, (ii) obtaining the agreement of such investment officers and compliance officers to keep such information confidential on the terms of this Section 9.2, and (iii) complying with the other requirements of an institutional compliance procedure in form and detail customary in the industry and reasonably designed to be sufficient to satisfy the Warranty Provider's obligation under this Article IX and to achieve compliance with applicable law.

            (b) Notwithstanding Section 9.1, the Warranty Provider may disclose Fund Confidential Information to those of its officers, employees, directors, representatives, agents, outside counsel, and independent auditors (collectively, "Representatives") who need to see such information in connection with administration of the Agreement, the exercise of the Warranty Provider's rights hereunder, or legitimate corporate purposes so long as such persons agree to keep such information confidential on the terms contained in Section 9.1. The Warranty Provider agrees to remain responsible for any breach of Article IX by its Representatives and or Permitted Recipients.

      Section 9.3. Confidentiality Obligations of the Adviser and the Fund. (a) Subject to subsection (b) below, the Adviser and the Fund each agrees, on behalf of itself and its agents, not to disclose or use for any purpose other than the administration of this Agreement and the exercise of its rights and obligations hereunder any confidential information (including, without limitation, proprietary information as to systems, software and trading methods) (collectively, "Warranty Provider Confidential Information") provided by the Warranty Provider to the Adviser or the Fund hereunder unless (i) such information was or becomes generally available to the public other than as a result of the Adviser's or the Fund's breach of this Article IX; or (ii) such information is required to be disclosed pursuant to applicable law or in connection with any legal proceedings or to the extent required by a subpoena, order of any court or Government Authority.

            (b) Notwithstanding subsection (a) above, each of the Adviser and the Fund may disclose Warranty Provider Confidential Information to those of its officers, employees, directors, representatives, agents, outside counsel, and independent auditors who need to see such information in connection with administration of the Agreement or the exercise of the Adviser's and Fund's rights or obligations hereunder or thereunder, so long as such persons agree to keep such information confidential on the terms contained in this Section 9.3.

      Section 9.4. Copies of Fund Confidential Information. Upon the request of the Fund or the Adviser, all copies of Fund Confidential Information, except for that portion of the Fund Confidential Information that consists of notes, analyses, compilations, studies, interpretations or other documents prepared by the Warranty Provider, its Representatives and Permitted Recipients, will be promptly returned to the Fund or the Adviser or destroyed; provided, however, that any Fund Confidential Information retained by the Warranty Provider, its Representatives and Permitted Recipients, shall be maintained by the Warranty Provider, its Representatives and Permitted Recipients, subject to the confidentiality terms of this Agreement.

                                    ARTICLE X

                                   TERMINATION

      Section 10.1. Termination. (a) Unless this Agreement and the Financial Warranty are sooner terminated pursuant to Section 10.1(b) hereof, this Agreement and the Financial Warranty shall terminate (i) on the Maturity Date if no amounts are payable under the Financial Warranty, or (ii) thereafter, upon payment by the Warranty Provider of all amounts due under the Financial Warranty to the Custodian on behalf of the Fund (any such date of termination pursuant to this Article X is referred to in this Agreement as the "Termination Date").

            (b) (i) This Agreement may be terminated by the Fund by written notice to the Warranty Provider at any time (A) upon the occurrence of an Act of Insolvency with respect to the Warranty Provider, or (B) if the credit rating of Bank of America Corporation is suspended, withdrawn or downgraded below "BBB+" by S&P or "Baa1" by Moody's (or equivalent credit rating if different rating categories are used).

                  (ii) This Agreement may be terminated (and in the case of clause (B) in this subparagraph the Financial Warranty may also be terminated) by the Warranty Provider in its sole discretion by written notice to the Fund and the Adviser (A) prior to the Inception Date and the issuance of the Financial Warranty if the Fund's Total NAV on the last day of the Offering Period is less than $100 million or (B) subsequent to the Inception Date and the issuance of the Financial Warranty and prior to the Maturity Date if (1) the Adviser resigns, the Fund elects to terminate the Investment Management Agreement with the Adviser or the Investment Management Agreement terminates in accordance with its terms and a successor adviser (other than the Adviser or an Affiliate of the Adviser) is not elected prior to the date of such termination or the Fund's Board of Trustees elects a successor adviser (other than the Adviser or an Affiliate of the Adviser) which agrees to be bound by the terms of this Agreement without first consulting with the Warranty Provider and, subject to its fiduciary obligations and obligations under the Investment Company Act, considering the reputation of the successor adviser, its experience in managing equity value funds and fixed income portfolios, its size, its financial condition, its ability to manage the Fund Portfolio in accordance with the Registration Statement and its ability to comply with the Adviser's obligations under this Agreement and the Transaction Documents to which it is a party; provided, however, that if such successor adviser is a Person that is not an Affiliate of the Adviser and such Person agrees to be bound by the terms of this Agreement prior to such termination, the Adviser shall not be liable for any actions of such unaffiliated successor adviser under this Agreement, (2) the Fund terminates the Custodian Agreement with Brown Brothers Harriman & Co. and engages a successor custodian that does not agree to be bound by the Service Agreement and by the provisions of Sections 3.4(c) and (d), 4.1(c) and 4.2(a) to the extent they are relevant to duties of the Custodian, or the Fund amends the Custodian Agreement so that the Custodian is no longer bound by such provisions, in each case without the prior written consent of the Warranty Provider or (3) the Fund's assets are not invested entirely in accordance with Section 4.2(a) at all times commencing on the second Exchange Business Day following the Permanent Defeasance Date. The written notice required to be provided by the Warranty Provider under this Section 10.1(b)(ii) shall be delivered to the Fund and the Adviser within 30 days after the occurrence of the relevant termination event.

                  (iii) Notwithstanding any of the foregoing, this Agreement shall automatically terminate, and if such termination occurs after the Inception Date the Financial Warranty shall automatically terminate, (A) prior to the Inception Date if the Fund's Board has determined to liquidate the Fund or subsequent to the Inception Date and prior to the Maturity Date if the Fund is liquidated during that time, (B) if the Adviser resigns, the Fund elects to terminate the Investment Management Agreement with the Adviser or the Investment Management Agreement terminates in accordance with its terms and any successor adviser (other than the Adviser or any Affiliate of the Adviser) does not agree to be bound by the terms of this Agreement prior to the effective date of such termination or (C) if the Fund is involved in a merger, reorganization or sale of all or substantially all of its assets.

                  (iv) If this  Agreement is terminated in accordance  with this
Section 10.1(b), the Fund shall notify its Shareholders of such termination and such notice shall state that the Fund has released the Warranty Provider from all liability under the Financial Warranty. The Fund shall provide a copy of such notice to the Warranty Provider. From and after the effective date of such termination, the Fund shall have no obligation to pay the Financial Warranty Fee (except as to amounts thereof accrued on a daily interpolated basis prior to such termination), and the Warranty Provider shall have no liability under the Financial Warranty.

                                   ARTICLE XI

                                  MISCELLANEOUS

      Section 11.1. Amendments and Waivers. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom, shall in any event be effective unless in writing and signed by all of the parties hereto; provided that any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

      Section 11.2. Notices. (a) Except to the extent otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (and if, sent by mail, certified or registered, return receipt requested) or confirmed facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission, when sent, addressed as follows:

            If to the Adviser:
                     Fund Asset Management, L.P.
                     Legal Advisory Department
                     800 Scudders Mill Road
                     Plainsboro, New Jersey 08536
                     Attention: Philip L. Kirstein, General Counsel Telephone No: (609) 282-2021
                     Facsimile No: (609) 282-1591

            If to the Fund:
                     c/o Fund Asset Management, L.P.
                     Legal Advisory Department
                     800 Scudders Mill Road
                     Plainsboro, New Jersey 08536
                     Attention: Philip L. Kirstein, General Counsel Telephone No: (609) 282-2021
                     Facsimile No: (609) 282-1591

            with a copy to:
                     Shearman & Sterling
                     599 Lexington Avenue
                     New York, New York 10022
                     Attention: Maria Gattuso, Esq.
                     Telephone: (212) 848-7164
                     Facsimile: (646) 848-7164

            and:
                     Attention: Joel Goldberg, Esq.
                     Telephone: (212) 848-4886
                     Facsimile: (646) 848-4886

            with a copy to:
                     Simpson Thacher & Bartlett
                     425 Lexington Avenue
                     New York, New York 10017
                     Attention: Sarah Cogan, Esq.
                     Telephone: (212) 455-2000
                     Facsimile: (212) 455-2502

            If to the Warranty Provider:
                     Main Place Funding, LLC
                     100 North Tryon Street
                     Charlotte, North Carolina 28255
                     Attention: Susan Carr, President
                     Telephone: (704) 386-8059
                     Facsimile: (704) 386-1175

            with a copy to:
                     Banc of America Securities LLC
                     9 West 57th Street
                     New York, New York 10019
                     Attention: Kevin Beauregard, Managing Director
                     Telephone: (212) 583-8205
                     Facsimile: (212) 847-6570

            If to the Calculation Agent:
                     Banc of America Securities LLC
                     9 West 57th Street
                     New York, New York 10019
                     Attention: Kevin Beauregard, Managing Director
                     Telephone: (212) 583-8205
                     Facsimile: (212) 847-6570

or such other address and/or addresses (and with copies to such persons) as shall be specified in writing by any such party to the others.

            (b) Prior to the Inception Date, the parties shall provide to each other detailed notice procedures with respect to the notifications contemplated herein to the extent they are different from those set forth above.

      Section 11.3. No Waiver, Remedies and Severability. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Except as otherwise provided in Section 4.1(e), the remedies herein provided are cumulative and not exclusive of any remedies provided by law. The parties further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereunder is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof.

      Section 11.4. Payments. All payments to the Warranty Provider hereunder shall be made in lawful currency of the United States in immediately available funds and shall be made prior to 2:00 p.m. (New York City time) on the date such payment is due by wire transfer to the account designated by the Warranty Provider by notice to the Fund and the Adviser. Any payments to the Fund under the Financial Warranty shall be made in accordance with the terms thereof in lawful currency of the United States in immediately available funds by wire transfer to the account designated by the Fund by notice to the Warranty Provider.

      Whenever any payment under this Agreement shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such cases be included in computing interest or fees, if any, in connection with such payment.

      Section 11.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including
Section 5-1401 of the New York General Obligations Law but excluding all other choice of law and conflicts of law rules).

      Section 11.6. Submission to Jurisdiction, Waiver of Jury Trial. EXCEPT AS OTHERWISE SET FORTH IN SECTIONS 4.1(d) AND (e), THE WARRANTY PROVIDER, THE ADVISER AND THE FUND HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE WARRANTY PROVIDER, THE ADVISER AND THE FUND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE WARRANTY PROVIDER, THE ADVISER AND THE FUND HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT THEY MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE WARRANTY PROVIDER, THE ADVISER AND THE FUND AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

      THE WARRANTY PROVIDER, THE ADVISER AND THE FUND HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH OF THE WARRANTY PROVIDER, THE ADVISER AND THE FUND ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT.

      Section 11.7. Counterparts. This Agreement may be executed in counterparts of the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

      Section 11.8. Paragraph Headings. The headings of paragraphs contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation.

      Section 11.9. Reliance on Information. In making a determination as to whether a Trigger Event has occurred, the Warranty Provider shall be entitled to rely on reports published or broadcast by media sources believed by the Warranty Provider to be generally reliable and on information provided to the Warranty Provider by any other source believed by the Warranty Provider to be generally reliable; provided that the Warranty Provider reasonably and in good faith believes such information to be accurate and has taken such steps as may be reasonable in the circumstances to attempt to verify such information.

      Section 11.10. Time of the Essence. Time is of the essence under this Agreement.

      Section 11.11. No Third-Party Rights. Nothing in this Agreement, express or implied, shall or is intended to confer any rights upon any Person other than the parties hereto or their respective successors or assigns, including, without limitation, any Shareholder.

      Section 11.12. Further Assurances. The parties hereto shall, upon the request of the Warranty Provider, the Adviser or the Fund, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period following such request, such amendments or supplements hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents.

      Section 11.13. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supercedes all prior discussions and agreements among the parties with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

                                     FUND ASSET MANAGEMENT, L.P., as Adviser

                                     By: Princeton Services, Inc.,
                                         its general partner

                                     By: /s/ Terry K. Glenn
                                         -------------------------------------
                                     Name:   Terry K. Glenn
                                     Title:  Executive Vice President


                                     MERRILL LYNCH PRINCIPAL PROTECTED TRUST,
                                        as Trust, on behalf of the Fund

                                     By: /s/ Terry K. Glenn
                                         -------------------------------------
                                     Name:   Terry K. Glenn
                                     Title:  President


                                     MAIN PLACE FUNDING, LLC,
                                        as Warranty Provider

                                     By: /s/ Susan C. Carr
                                         -------------------------------------
                                     Name:   Susan C. Carr
                                     Title:  President

                    EXHIBIT A TO FINANCIAL WARRANTY AGREEMENT

                               FINANCIAL WARRANTY

No. _____________

[Date]

Merrill Lynch Principal Protected Trust, on behalf of
  Merrill Lynch Basic Value Principal Protected Fund
c/o Fund Asset Management, L.P.
Legal Advisory Department
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Dear Sirs:

We hereby establish, in your favor, our Financial Warranty No. ____ (the "Financial Warranty") in the amount of $_________ (as more fully described below), effective immediately and expiring at the close of banking business at our Charlotte, North Carolina office on the tenth (10th) Business Day after the Maturity Date. All terms used herein but not defined herein have the meanings given to such terms in the Financial Warranty Agreement (the "Financial Warranty Agreement") dated as of November 1, 2002 among Fund Asset Management, L.P., Merrill Lynch Principal Protected Trust, on behalf of its series Merrill Lynch Basic Value Principal Protected Fund, and Main Place Funding, LLC.

If at any time on or prior to the Maturity Date, the Calculation Agent provides the Warranty Provider with a written certificate certifying that the Financial Warranty has been terminated pursuant to Section 10.1 of the Financial Warranty Agreement (a "Termination Certificate"), the Financial Warranty amount shall automatically reduce to zero and the Financial Warranty shall terminate on such date and the Aggregate Shortfall Amount shall be deemed to be zero.

Unless the Warranty Provider has received a Termination Certificate, funds under this Financial Warranty are available to you against on sight draft drawn on our Charlotte, North Carolina office, referring thereon to the number of this Financial Warranty, accompanied by your written certificate signed by you with an authenticated signature and certifying as to (a), (b) and (c) below, and a written certificate from the Calculation Agent certifying the determination of the Aggregate Shortfall Amount and its accuracy. Your written certificate shall state that:

(a) The Maturity Date under the Financial Warranty Agreement has occurred.

(b) The amount of your draft does not exceed the lesser of (i) the amount of the drawing available under this Financial Warranty and (ii) Aggregate Shortfall Amount, as reasonably determined by the Calculation Agent.

(c) You and the Adviser have complied with all applicable covenants set forth in the Financial Warranty Agreement, including without limitation Article III thereof.

Presentation of such draft and certificate shall be made by facsimile at (704) 386-1175 at our office located in Charlotte, North Carolina, Attention: Susan Carr, or at any other office which may be designated by us by written notice delivered to you.

Upon the earliest of (i) the termination of this Financial Warranty in accordance with the Financial Warranty Agreement, (ii) our honoring your draft presented hereunder, (iii) the surrender to us by you of this Financial Warranty for cancellation and (iv) the expiration date stated in the initial paragraph hereof, this Financial Warranty shall automatically terminate. A termination of this Financial Warranty in accordance with the Financial Warranty Agreement will be notified to you in writing upon which you will immediately surrender this Financial Warranty to us for cancellation; provided that the failure to so notify or surrender shall not affect the validity of such termination.

The obligations of the Financial Warranty Provider pursuant to this Financial Warranty will be paid strictly in accordance the terms hereof, irrespective of:

            (a) Any lack of validity or enforceability of any of the Transaction Documents other than this Financial Warranty, unless such lack of validity or enforceability is finally determined by a final non-appealable judgment of a court of competent jurisdiction;

            (b) Any amendment, modification or waiver of, or consent to departure from any Transaction Document other than this Financial Warranty;

            (c) The existence of any claim, set-off, defense or other right the Warranty Provider may have at any time against the Fund or any other Person or entity whether in connection with the Transaction Documents or any unrelated transactions;

            (d) Any statement or any other document presented in connection herewith proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

            (e) The performance by the Fund or the Adviser of their respective obligations under the Transaction Documents in a manner that does not comply with the terms thereof; provided, that such performance shall not have constituted willful misconduct on the part of the Fund or the Adviser;

            (f) Any default or alleged default of the Fund or the Adviser under the Transaction Documents (other than this Financial Warranty); or

            (g) Any other circumstance or happening whatsoever; provided, that the same shall not have constituted willful misconduct of the Fund or the Adviser.

This Financial Warranty is subject to the International Standby Practices, International Chamber of Commerce Publication No. 590 (the "ISP"), which is incorporated into the text of this Financial Warranty by this reference. Communications with respect to this Financial Warranty shall be addressed to us at our Charlotte, North Carolina office, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: Susan Carr, Facsimile: (704) 386-1175, specifically referring to the number of this Financial Warranty.

This Financial Warranty is not transferable.

As to matters not governed by the ISP, this Financial Warranty shall be governed by, and construed in accordance with, the laws of the State of New York, including the Uniform Commercial Code as in effect in the State of New York (without regard to choice of law principles).

This Financial Warranty sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificates and draft referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and draft.

The Warranty Provider hereby agrees that any drawing available under this Financial Warranty will be paid to you in U.S. Dollars.

Subject to the third preceding paragraph herein, we hereby agree to forthwith honor and pay your draft drawn under and in compliance with the terms of this Financial Warranty if presented to us on or before the tenth (10th) Business Day after the Maturity Date, accompanied by the written certificates specified above.

Very truly yours,

MAIN PLACE FUNDING, LLC

By: _____________________

                    EXHIBIT B TO FINANCIAL WARRANTY AGREEMENT

                      BANK OF AMERICA CORPORATION GUARANTEE

      GUARANTEE dated as of November 1, 2002 by Bank of America Corporation (the "Guarantor"), in favor of Merrill Lynch Principal Protected Trust on behalf of its series Merrill Lynch Basic Value Principal Protected Fund (the "Guaranteed Party").

      To induce the Guaranteed Party to enter into the Financial Warranty Agreement (the "Financial Warranty Agreement"), dated as of November 1, 2002, among the Guaranteed Party, Fund Asset Management, L.P., as investment adviser, and Main Place Funding, LLC, as financial warrantor ("Warranty Provider") and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor hereby irrevocably and unconditionally guarantees to the Guaranteed Party, with effect from the date of the Financial Warranty to be issued by Warranty Provider under the Financial Warranty Agreement (the "Financial Warranty"), all present and future obligations of Warranty Provider to the Guaranteed Party arising out of the Financial Warranty Agreement and the Financial Warranty; provided, that the Guarantor does not guarantee hereunder any obligations of Warranty Provider arising out of other transactions not governed by the Financial Warranty Agreement or the Financial Warranty. Upon failure of Warranty Provider punctually to fulfill any such obligation, and upon written demand by the Guaranteed Party to the Guarantor, the Guarantor agrees to fulfill, or cause to be fulfilled, to the extent such obligation is not performed, the performance of such obligation; provided, that delay by the Guaranteed Party in giving such demand shall in no event affect the Guarantor's obligations under this Guarantee; provided further, that any single or partial exercise by the Guaranteed Party of any right, remedy or power granted hereunder to the Guaranteed Party shall not impair or waive any such right, remedy or power of the Guaranteed Party. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by law or by another agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time.

      The Guarantor hereby agrees that its obligations hereunder shall be continuing and unconditional and will not be discharged except by full and complete satisfaction of all present and future obligations of Warranty Provider to the Guaranteed Party arising out of the Financial Warranty Agreement and the Financial Warranty, irrespective of any claim as to the validity, regularity or enforceability of the Financial Warranty Agreement or the Financial Warranty, or the lack of authority of Warranty Provider to execute the Financial Warranty Agreement or the Financial Warranty; or any change in or amendment to the Financial Warranty Agreement or the Financial Warranty; or any waiver or consent by the Guaranteed Party with respect to any provisions thereof; or the absence of any action to enforce the terms of the Financial Warranty Agreement or the Financial Warranty, or the recovery of any judgment against Warranty Provider or of any action to enforce a judgment against Warranty Provider under the terms of the Financial Warranty Agreement or the Financial Warranty or any other circumstance relating to the Guarantor's obligations hereunder that might otherwise constitute a legal or equitable discharge or defense of this Guarantee.

      The Guarantor hereby waives diligence, presentment, demand on Warranty Provider for delivery or otherwise, filing of claims, requirement of a prior proceeding against Warranty Provider and protest or notice. This Guarantee is a guarantee of performance and not of collection. If at any time any delivery or payment by Warranty Provider under the Financial Warranty Agreement or the Financial Warranty is rescinded or must be otherwise restored or returned by the Guaranteed Party upon the receivership, insolvency, bankruptcy or reorganization of Warranty Provider or the Guarantor or otherwise, the

Guarantor's obligations hereunder with respect to such delivery or payment shall be reinstated upon such restoration or return being made by the Guaranteed Party.

      The Guarantor agrees to pay on demand all fees and out of pocket expenses (including the reasonable fees and expenses of any Guaranteed Party's counsel) in any way relating to the enforcement or protection of the rights of the Guaranteed Party hereunder; provided, that the Guarantor shall not be liable for any expenses of the Guaranteed Party if no delivery or payment under this Guarantee is due. The Guarantor reserves the right to assert defenses that Warranty Provider may have to any delivery or payment to the Guaranteed Party under the Financial Warranty Agreement or the Financial Warranty other than defenses arising from the bankruptcy or insolvency of Warranty Provider and other defenses expressly waived hereby.

      The Guarantor represents to the Guaranteed Party as of the date hereof that:

      1. It is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full power and legal right to execute and deliver this Guarantee and to perform the provisions of this Guarantee on its part to be performed.

      2. Its execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of incorporation or by-laws, as amended, or any law, regulation or contractual restriction binding on it or its assets.

      3. All consents, licenses, authorizations, approvals and clearances (including, without limitation, any necessary exchange control approval) and notifications, reports and registrations requisite for its due execution, delivery and performance of this Guarantee have been obtained from or, as the case may be, filed with the relevant governmental authorities having jurisdiction and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance.

      4. This Guarantee is its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights or by general equity principles.

      5. By accepting this Guarantee, the Guaranteed Party agrees that the Guarantor shall be subrogated to all rights of the Guaranteed Party against Warranty Provider in respect of any delivery or payment made by the Guarantor pursuant to this Guarantee; provided, however, that the Guarantor shall not exercise or be entitled to receive any payments arising out of, or based upon such right of subrogation until all obligations under the Financial Warranty Agreement and the Financial Warranty shall have been paid in full to the Guaranteed Party.

      Neither the Guarantor nor the Guaranteed Party may assign its rights, interests or obligations hereunder to any other person (except by operation of law) without the prior written consent of the Guarantor or the Guaranteed Party, as the case may be.

      All notices or demands on the Guarantor shall be deemed effective when received, shall be in writing and shall be delivered by hand or by registered mail, or by facsimile transmission promptly confirmed by registered mail, addressed to the Guarantor at:

                 Bank of America Corporation
                 c/o Banc of America Securities LLC
                 9 West 57th Street
                 New York, NY  10019
                 Attention: William C. Caccamise
                 Facsimile: (212) 847-5124

or to such other address or facsimile number as the Guarantor shall have notified the Guaranteed Party in a written notice delivered to the Guaranteed Party in accordance with the Financial Warranty Agreement.

      This Guarantee shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Laws but excluding all other choice of law and conflicts of law rules). All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Financial Warranty Agreement.

                                     BANK OF AMERICA CORPORATION

                                     By: /s/ Karen A. Gornell
                                         ----------------------------
                                     Name:   Karen A. Gornell
                                     Title:  Senior Vice President

                   SCHEDULE 1 TO FINANCIAL WARRANTY AGREEMENT

                              FORM OF DAILY REPORT

                   SCHEDULE 2 TO FINANCIAL WARRANTY AGREEMENT

                            CUSHION/VOLATILITY MATRIX

              -------------------------------------------------------
                      Volatility                     Cushion
              -------------------------------------------------------
                         <= 40                        25.0%
              -------------------------------------------------------
                      > 40 <= 45                      27.5%
              -------------------------------------------------------
                      > 45 <= 50                      30.0%
              -------------------------------------------------------
                      > 50 <= 55                      32.5%
              -------------------------------------------------------
                      > 55 <= 60                      35.0%
              -------------------------------------------------------
                      > 60 <= 65                      40.0%
              -------------------------------------------------------
                      > 65 <= 70                      50.0%
              -------------------------------------------------------
                         > 70                        100.0%
              -------------------------------------------------------